EXHIBIT 10.20(B)

Execution Copy

CONSENT TO SUBLEASE

This Consent to Sublease (this “Agreement”) is executed as of April 2, 2004 between the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 (“Landlord”), Systems & Computer Technology Corporation, a Delaware corporation (“Tenant”) and Cephalon, Inc., a Delaware corporation (“Subtenant”).

RECITALS:

A.                                   Tenant and Landlord are parties to a certain Office Lease dated October 19, 1998, between the Landlord and the Tenant, as amended by a certain Fist Amendment to Lease dated June 3, 1999 (as amended, the “Lease”), under which Landlord is leasing to Tenant approximately 73,904 rentable square feet (the “Premises”) on the first, second and third floors of the building located at 41 Moores Road, Frazer, Pennsylvania, commonly known as Westbrook Corporate Center. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

B.                                     Tenant desires to sublet the entire Premises to Subtenant, and Subtenant desires to assume all of Tenant’s obligations under the Lease, subject to the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Consent. Subject to the terms and conditions contained in this Agreement, Landlord hereby consents to the subletting by Tenant of the Premises to Subtenant pursuant to a certain Sublease dated as of March 1, 2004 between Tenant and Subtenant, the exact form of which is attached hereto as Exhibit A (the “Sublease”). Nothing contained herein shall be deemed to constitute a release of the Tenant from any of its obligations under the Lease, and Tenant shall remain fully liable for the payment and performance of all of its obligations under the Lease. Landlord’s consent contained herein shall not waive its rights as to any subsequent assignment, sublease or other transfer.

2.                                       Permitted Use.  Landlord herby agrees that the Permitted Use, as defined in Section 1.27 of the Lease, permits Tenant to use the Premises for general and executive office uses and any other uses incidental thereto, including, but not limited to, a pantry for the exclusive use of Tenant’s employees (which pantry may contain a microwave, refrigerator, and table and chairs), a cafeteria for the exclusive use of Tenant’s employees, and a training facility for the exclusive use of Tenant’s employees. Landlord acknowledges that a cafeteria is currently constructed in the Building adjacent to the Premises and hereby agrees that, subject to the Landlord’s approval rights under the Lease, Tenant may construct a similar cafeteria in the Premises.

3.                                       No Obligations Created. Each of the parties to this Agreement agree and acknowledge that Landlord shall have no obligation or liability under the terms of the Sublease. Without limiting the generality of the foregoing, Landlord shall have no liability (and shall not be bound by) any modifications, deletions or waivers of any provision of the Lease which Landlord has not agreed to specifically in writing. Additionally, Landlord shall have no obligation to give notice of any default under the Lease except to Tenant (and only to the extent required under the Lease) and shall have no obligation to deal with any party other than Tenant with respect to the Lease or the Premises. Nothing in this Agreement or otherwise shall create privity of estate between Landlord and Subtenant, and Subtenant irrevocably waives any claims based on, or alleged to have arisen from, such an estate. Subtenant hereby releases, acquits and forever discharges Landlord and its agents, employees, officers, directors, partners and affiliates from any and all claims, liabilities and obligations arising out of or in any way related to the Sublease which Subtenant or any party claiming by, through or under Subtenant now has or may ever have in the future against Landlord or any of such other parties. Subtenant acknowledges that Landlord would not have entered this Agreement without such release.

4.                                       Indemnification. To the fullest extent allowed by law, Subtenant shall indemnify, defend and hold harmless Landlord from and against any and all loss, liability, reasonable attorneys’ fees, expenses and claims arising out of any injury to person or damage to property on or about the Premises caused by any act or omission of Subtenant, its agents, servants, contractors, employees or invitees. The foregoing indemnification is supplemental and in addition to any indemnification contained in the Lease and Sublease.

5.                                       Condition of Subleased Premises. Landlord makes no representations or warranties, express or implied, concerning the condition of the Premises, and, subject to the Sublandlord’s obligations under the Sublease, Subtenant accepts the Premises in their “AS-IS” condition as of the date hereof.

6.                                       Subordination. Tenant hereby subordinates to the interest of Landlord any statutory lien, contractual lien, security interest or other rights which Tenant may claim with respect to any property of Subtenant.

7.                                       Termination/Expiration of Lease. The Sublease and all rights of the Subtenant thereunder are subject and subordinate to the Lease. Upon the expiration or the early termination of the term of the Lease while the Sublease is in effect, the Sublease and the term and estate thereby granted shall, at Landlord’s election, expire and come to an end as of the effective date of such expiration or early termination, and Subtenant shall vacate and surrender the Premises in accordance with the terms and provisions of the Lease on or before such date. In case of failure of Subtenant to so vacate and surrender, Landlord shall be entitled to all the rights and remedies which are available to a Landlord against a tenant holding over after the expiration or earlier termination of a term, in addition to the rights and remedies which are available to Landlord under the Lease in the event that Tenant holds over after the expiration or earlier termination of the term of the Lease. In the event of the expiration or earlier termination of the term of the Lease as set forth above, and in the event that Landlord in its sole discretion does not so elect to have the term and estate granted by the Sublease expire, Landlord shall take over all of the right, title and interest of Tenant as sublandlord under the Sublease, and Subtenant shall, at Landlord’s sole option, attorney to Landlord pursuant to the then executory provisions of the Sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under the Sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which Subtenant may have against Tenant, (iii) bound by any previous modification of the Sublease or by any previous prepayment of more than one (1) month’s rent, (iv) bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (v) required to account for any security deposit of Subtenant other than any security deposit actually delivered to Landlord, (vi) bound by any obligation to make any payment to Subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the Sublease to be performed after the date of such attornment, (vii) responsible for any monies owing by Landlord to the credit of Tenant or (viii) required to remove any person occupying the Premises or any part thereof.

8.                                       Conditions Precedent. Subtenant’s delivery to Landlord of the following item(s) on or before March 29, 2004 shall be conditions precedent to the effectiveness of this Agreement: (a) $500.00 from Tenant, representing Landlord’s fee for reviewing the Sublease and processing this Consent, including Landlord’s attorneys’ fees incurred in connection with the Sublease and this Agreement, and (b) certificate(s) of insurance from Subtenant satisfying all the requirements of the Lease, except that any insurance policies required under Paragraph 4.14 of the Lease may be with companies having a Best’s rating of A-NIII or better, rather than ANIII as required under the Lease (provided that such exception shall apply only to the Subtenant and not to the Tenant). Such certificates shall name the following landlord parties as additional insureds:

The Multi-Employer Property Trust

c/o Kennedy Associates Real Estate Counsel, Inc.

Attention: Senior Vice President, Asset Management

1215 Fourth Ave., 2400 Financial Center

Seattle, W A 98161

Kennedy Associates Real Estate Counsel, Inc.

Attention: Senior Vice President, Asset Management

1215 Fourth Ave., 2400 Financial Center

Seattle, WA 98161

Trammell Crow Company

101 West Elm Skeet, Suite 400

Conshohocken, Pennsylvania 19428-2009

9.                                       Limitation of Liability. In addition to any other limitations of Landlord’s liability as contained in the Lease, the liability of Landlord to either Tenant or Subtenant for any default by Landlord under the terms of the Lease shall be limited to such party’s actual direct, but not consequential, damages therefore and shall be recoverable only from the interest of Landlord in the building in which the Premises are located and any insurance proceeds for the Building received by Landlord, and neither Landlord nor any principal or affiliate of Landlord shall be personally liable for any deficiency.

10.                                 Brokerage.  Neither Tenant nor Subtenant has dealt with any broker or agent in connection with the negotiation or execution of the Sublease, except GV A Smith Mack representing Tenant and Julien J. Studley representing Subtenant (collectively, the “Named Brokers”). In no event shall Landlord be liable for any leasing or brokerage commission with respect to the negotiation and execution of the Sublease or this Agreement. Tenant and Subtenant shall each jointly and severally indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees and other liability for commissions or other compensation claimed by any broker or agent (including, but not limited to, the Named Brokers) claiming the same by, through or under the indemnifying party with respect to the Sublease or this Agreement.

11.                                 Notices. All notices and other communications given pursuant to the Lease and this Agreement shall be in writing and shall be given in the manner provided in the Lease, except that Landlord’s Designated Notice Address is amended to read as follows:

Landlord’s Designated Notice Address:

The Multi-Employer Property Trust

c/o Kennedy Associates Real Estate Counsel, Inc.

Attention: Director of Asset Management

1215 Fourth Ave., 2400 Financial Center

Seattle, WA 98161

Facsimile: 206-682-4769

with a copy to:

The Multi-Employer Property Trust

c/o Kennedy Associates Real Estate Counsel, Inc.

Attn: Vice President, Asset Management

7315 Wisconsin Avenue, Suite 350

West Bethesda, MD 20814

Facsimile: 301-656-9339

with a copy to:

Riggs Bank N.A., as trustee of the

Multi-Employer Property Trust

808 17th St. N.W., 7th Floor

Washington, D.C., 20006

Attn: Pat Mayberry

Facsimile: 202-835-6887

with a copy to:

Trammell Crow Company

101 West Elm Skeet. Suite 400

Conshohocken, Pennsylvania 19428-2009

Facsimile: 484-530-4601

and with a copy to:

Robert C. Zinnershine, Esq.

Seyfarth Shaw

World Trade Center East Two

Seaport Lane, Suite 300

Boston. MA 02210

Telecopy No.: 617-946-4801

12.                                 Ratification. Tenant and Subtenant hereby ratify and confirm their respective obligations under the Lease, and represent and warrant to Landlord that, as of the date hereof, they have no defenses thereto. Additionally, Tenant, and Subtenant further confirm and ratify that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect and, except as set forth above, has not been amended or modified, and (b) neither of such parties has any claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord, Tenant or Subtenant.

13.                                 Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Agreement shall be binding upon Landlord, Tenant, and Subtenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall be governed by the laws of the state in which the Premises are located.

14.                                 Amendment; Entire Agreement. This Agreement shall not be amended or modified except by an instrument in writing signed by all the parties hereto and this Agreement contains all of the agreements, understandings, representations and warranties of the parties with respect to the subject matter hereof.

15.                                 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

<REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.>

EXECUTED as of the date first written above.

LANDLORD:	Multi-Employer Property Trust,
a trust organized under 12 C.F .R. Section 9.18

	By:	/s/ James R. Landau

	Name:	James R. Landau

	Its:	Vice President

TENANT:	Systems & Computer Technology Corporation

	By:	/s/ Eric Haskell

	Name:	Eric Haskell

	Title:	Executive Vice President & CFO

SUBTENANT:	Cephalon, Inc.

	By:	/s/ J. Kevin Buchi

	Name:	J. Kevin Buchi

	Title:	Sr. Vice President & CFO

EXHIBIT A

LOCATION:

Westbrook Corporate Center

41 Moores Road

Frazer, PA

SUBLEASE

THIS SUBLEASE is dated as of the 1st day of March, 2004 (the “Sublease”), between:

Systems & Computer Technology Corporation, a Delaware corporation (“Sublandlord”)

—and—

Cephalon, Inc., a Delaware corporation  (“Subtenant”)

RECITALS

Master Landlord:	Riggs & Company, a division of Riggs Bank NA as trustee of the Multi-Employer Property Trust

Building:	Westbrook Corporate Center; Consisting of approximately 187,653 rentable square feet of space.

Subleased Premises:

Consisting of approximately 73,904 rentable square feet of space within the Building, as further described on the Floor Plans attached hereto as Exhibit A (hereinafter referred to as the “Subleased Premises”).

Subtenant’s Proportionate Share:  39.38% (calculated by dividing the 73,904 rentable square feet of space of the Subleased Premises by the 187,653 rentable square feet of space of the Building).

Whereas, Master Landlord, as landlord, and Sublandlord, as tenant, entered into a certain lease dated as of October 19, 1998 (the “Original Lease”), as amended by that certain First Amendment to Lease dated June 3, 1999 (the “First Amendment” and together with the Original Lease, the “Master Lease”) for the Leased Premises.  A copy of the Master Lease is attached hereto as Exhibit B.  Terms used in this Sublease and not otherwise defined shall have the meanings ascribed to them in the Master Lease.

Whereas, Subtenant has agreed to sublease the Subleased Premises from Sublandlord under the terms and conditions set forth in this Sublease.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

INCORPORATION OF MASTER LEASE

1.01                        Incorporation of Master Lease.  Except to the extent otherwise provided in this Sublease, the terms and conditions of the Master Lease are hereby incorporated into this Sublease, with necessary modifications as to context.  All defined terms used in this Sublease but not defined in this Sublease shall have the meanings set forth in the Master Lease.  In the case of any inconsistency between a provision of this Sublease and a provision of the Master Lease, this Sublease shall prevail unless otherwise stated.

1.02                        Binding Effect of Master Lease.  Subtenant agrees for the benefit of Sublandlord and the Master Landlord to abide by and perform all of the terms and provisions of the Master Lease as applicable to the Subleased Premises, except as otherwise expressly provided by this Sublease.  Subtenant shall not commit, nor allow by any party for whom Subtenant is legally responsible to commit, any act or omission which shall violate any term or condition of the Master Lease.

1.03                        Maintenance of Master Lease.  Sublandlord agrees to maintain the Master Lease and all covenants contained therein in full force and effect during the Term, subject however, to any earlier termination of all or any part of the Master Lease without the fault or voluntary acts or omissions of Sublandlord.  If the Master Lease is terminated for any reason, then this Sublease shall terminate when and to the extent such Master Lease terminates.  Sublandlord may assign, transfer or convey this Sublease and in such event, Sublandlord shall provide Subtenant with written notice of any such assignment, transfer or conveyance.  Unless an Event of Default has occurred hereunder that has not been cured to Sublandlord’s satisfaction, during the Term Sublandlord shall not terminate, or cause to be terminated, the Master Lease without first obtaining Subtenant’s prior written consent.

1.04                        Obligations of Master Landlord.  Subtenant agrees that no failure or delay on the part of Master Landlord to supply any service, make repairs or take any other action required under the Master Lease shall constitute a default or breach by Sublandlord of this Sublease or give rise to a claim against Sublandlord for damages.  To the extent that Master Landlord fails to perform its obligations under the Master Lease, Sublandlord shall be relieved of its obligations hereunder, except that Sublandlord shall at all times use commercially reasonable efforts and due diligence in attempting to enforce the Master Lease and Sublandlord shall commence litigation or arbitration to enforce the Master Lease promptly following receipt of written instructions to do so from Subtenant.   Subtenant hereby agrees to indemnify, protect and hold Sublandlord harmless in and from any such litigation or arbitration and to reimburse Sublandlord for any costs associated therewith.

1.05                        Approval by Master Landlord of this Sublease.  This Sublease and the parties’ rights and obligations hereunder are subject to the written consent of the Master Landlord, as required under the Master Lease.  This Sublease shall be null and void and of no further force or effect, and neither Sublandlord nor Subtenant shall have any liability to the other whatsoever, should the Master Landlord fail to give such consent to this Sublease, or require conditions to this Sublease to which Sublandlord, Subtenant, or both, are unwilling to accept.

1.06                        Approvals of Master Landlord.  Throughout this Sublease, where reference is made to approvals by the Sublandlord, such approvals, if required by the Master Lease, shall include approvals by the Master Landlord.  Master Landlord shall also, under the terms of the Master Lease, review and approve all plans for any renovation to the Subleased Premises.  Sublandlord shall respond to Subtenant’s request for approvals within the time limits proscribed herein, provided, however, Sublandlord shall be excused from any failure to comply with such time limits if such failure is solely attributable to Master Landlord’s delay in reviewing or approving documents or plans.  Sublandlord shall not have any liability hereunder as a result of Master Landlord’s failure to prosecute its review and approval in a timely manner.

1.07                        Enforcement of Master Lease by Sublandlord.  Sublandlord acknowledges that Subtenant has entered into a direct lease with Master Landlord for the balance of the space within the Building (“Subtenant’s Direct Lease”) and that the terms and conditions of Subtenant’s Direct Lease differ in certain regards from the terms and conditions of the Master Lease.  As such, Sublandlord hereby agrees that unless and until such time Master Landlord threatens or asserts a default or other enforcement (including, but not limited to the collection by Master Landlord of rents, additional rents, fees or other items of monetary value) of the Master Lease against Sublandlord, whether orally or in writing, which determination of threat or assertion shall be made in Sublandlord’s sole discretion, Sublandlord agrees that, in accordance with the terms set forth more fully below, it will not affirmatively enforce the following provisions of the Master Lease against Subtenant:

a.               The calculation of Subtenant’s Proportionate Share of Operating Costs.  In the event Master Landlord calculates the Operating Costs for the Building and the Subleased Premises in accordance with Subtenant’s Direct Lease and does not bill or charge Sublandlord for such costs in any other manner, whether during or after the Term, Sublandlord will not seek to collect the payment of Subtenant’s Proportionate Share in accordance with the method for the calculation of Operating Costs set forth in the Master Lease.

b.              Provided Subtenant delivers to Sublandlord the Master Landlord’s prior written consent to any signage installations desired by Subtenant and upon the expiration or sooner termination of this Sublease Subtenant restores the Building and the Subleased Premises in accordance with the terms of Paragraph 4.24 of the Master Lease, Sublandlord shall not seek to enforce such Paragraph 4.24 of the Master Lease.

c.               For the purposes of this Sublease, the relationship between Subtenant and Sublandlord, and in the absence of enforcement by Master Landlord as described above, Exhibit E to the Master Lease shall be revised as follows and incorporated herein by reference:

•                  In Rule 2, the word “reasonably” is hereby inserted between the words “Landlord” and “objects.”

•                  In Rule 7, the phrase “which consent shall not be unreasonably withheld, conditioned or delayed,” is hereby inserted after the phrase “it shall first obtain Landlord’s consent.”

•                  The second to last sentence of Rule 8 is hereby deleted in their entirety.

•                  Rule 14 is hereby revised such that the first sentence is deleted in its entirety and the following inserted in its place, “Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets at the close of business each day.”

•                  In Rule 21, the word “reasonably” is hereby inserted between the words “shall” and “cooperate.”

•                  In Rule 22, the words “reasonably exercised” are hereby inserted between the words “judgment” and “is.”

•                  In Rule 24 the words “except for in the cafeteria and” are hereby inserted between the words “Tenant,” and “except” and the phrase “or toasting” is hereby deleted.

•                  In Rule 27, the word “reasonably” is hereby inserted between the words “regulations” and “established.”

•                  Rule 33 is hereby deleted in its entirety.

Anything in this Paragraph 1.07 notwithstanding, Sublandlord shall not be prevented from enforcing any other term of this Sublease or the Master Lease, as incorporated herein, against Subtenant.  In the event Master Landlord enforces any of the provisions the Master Lease set forth above in this Paragraph 1.07 against Sublandlord, Subtenant shall indemnify, protect and hold Sublandlord harmless against such enforcement action and shall be responsible for compliance with the Master Lease in accordance with its terms, including the payment of any monetary damages asserted by Master Landlord and the alteration or restoration of the Subleased Premises to cause conformity with the Master Lease.

ARTICLE 2

SUBLEASED PREMISES

2.01                        Subleased Premises.  Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Subleased Premises.

2.02                        Building Common Areas.  To the extent Sublandlord has rights under the Master Lease, Subtenant shall also have the right, in common with others, to reasonable use of the common areas of the Land and the Building, including, without limitation, parking, elevators, corridors, restrooms and walkways, to the extent permitted and subject to the rules imposed by Master Landlord under the Master Lease.

2.03                        Condition Precedent. Without limitation to other conditions or agreements stated herein, all obligations of Subtenant under this Sublease, including, without limitation, Subtenant’s obligation to sublease the Subleased Premises, is subject to the condition that, within 10 days of the date of this Sublease, Sublandlord and Alternative Resources Corporation (“ARC”) shall have entered into an agreement (the “ARC Termination Agreement”) whereby (a) ARC agrees to vacate, on or before May 1, 2004, the portion of the Subleased Premises currently subleased by ARC and consisting of approximately 6,703 rentable square feet on the first floor of the Building (the “ARC Space”), and (b) ARC and Sublandlord agree to terminate the sublease agreement for the ARC Space.  If Sublandlord fails to obtain the ARC Termination Agreement within 10 days of the date of this Sublease, Subtenant shall have the option of terminating this Sublease by providing written notice of such intention to Sublandlord at any time prior to the Sublease Commencement Date.  In the event Subtenant has failed to provide such notice of termination and the ARC Space has not been vacated by the Sublease Commencement Date, the Subleased Premises shall be deemed to exclude the ARC Space and Subtenant’s Proportionate Share and Base Rent shall be reduced accordingly until such time that the ARC Space is made available for Subtenant’s use and enjoyment.  If obtained, Sublandlord hereby agrees to diligently enforce the ARC Termination Agreement and prosecute the terms thereof for the benefit of Subtenant.

ARTICLE 3

TERM

3.01                        Term.  The term of this Sublease (“Term”) shall commence as of March 1, 2004 (the “Sublease Commencement Date”), and shall expire on February 28, 2007.

3.02                        Extension of Term.  Provided that no uncured event of default shall exist as of either (i) the date of exercise of the Extension Option, as defined below, or (ii) the commencement of any renewal term, Subtenant shall have two (2) options to extend the Term of this Sublease for an additional period of one (1) year each.  The first renewal term, if exercised, shall commence on March 1, 2007 and expire on February 28, 2008 and the second renewal term, if exercised, shall commence on March 1, 2008 and expire on February 28, 2009 (each an “Extension Option”).  Each Extension Option shall be exercised by Tenant, if at all, by providing Sublandlord with written notice no more than twelve (12) months and no less than nine (9) months prior to the commencement date of the corresponding renewal term.  Any holdover or extension beyond the then current term shall be without the consent of the Sublandlord and any costs, penalties, or actions otherwise taken by the Master Landlord shall be at the sole cost and expense of the Subtenant.

ARTICLE 4

RENT

4.01                        Base Rent.    For and during the Term, as extended by the renewal terms, if exercised, Subtenant shall pay to Sublandlord as base rent (“Base Rent”) for the Subleased Premises, the following amounts, which shall be paid in advance on the first day of each and every calendar month:

Period	Monthly Rent	Annual Rent	Rent Per RSF
3/1/04 to 2/28/05	[**]	[**]	[**]
3/1/05 to 2/28/06	[**]	[**]	[**]
3/1/06 to 2/28/07	[**]	[**]	[**]
3/1/07 to 2/28/08	[**]	[**]	[**]
3/1/08 to 2/28/09	[**]	[**]	[**]

Notwithstanding the foregoing, the initial installment of Base Rent due hereunder shall not be required to be paid in advance, but rather shall be paid within five (5) days following Sublandlord’s delivery of Master Landlord’s consent to this Sublease to Subtenant.

4.02                        Late Charge.  If Subtenant fails to make any payment of Base Rent, Additional Rent (as defined below) or other amount when due under this Sublease, Subtenant shall also pay a late charge equal to five percent (5%) of the amount of any such payment.  Sublandlord and Subtenant agree that this charge compensates Sublandlord for the administrative costs caused by the delinquency.  The parties agree that Sublandlord’s damage would be difficult to compute and the amount stated in this Paragraph represents a reasonable estimate of such damage.  Assessment or payment of the late charge contemplated in this Paragraph shall not excuse or cure any Event of Default or breach by Subtenant under this Sublease or impair any other right or remedy provided under this Sublease or under law.

4.03                        Prorated Rent.  In the event this Sublease commences or ends on some date other than the first or last day of the month, said commencement or termination month’s rent shall be prorated on the basis of a 30-day month to reflect the actual period of the subtenancy.

4.04                        Payment of Rent.  Except as expressly provided for in this Sublease, all Base Rent and other sums due to Sublandlord under this Sublease shall be payable in advance on the first day of each calendar month and shall be made payable to SCT Corp. and forwarded to Four Country View Road, Malvern, PA 19355 Attn:  Facilities Dept. or to such other address as Sublandlord may otherwise designate in writing.

** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ARTICLE 5

ADDITIONAL RENT

5.01                        Additional Rent.  The term, “Rent” as used in this Sublease, unless otherwise stated,

shall mean Base Rent and all additional amounts payable by the Subtenant hereunder (“Additional Rent”) collectively, and Sublandlord shall have all rights and remedies for non-payment of Additional Rent amounts as for non-payment of Base Rent.  All payments of Additional Rent shall be due together with the next installment of Base Rent falling due after Sublandlord delivers an invoice to Subtenant for the same.

a.               Operating Costs.  Commencing on the date hereof, Subtenant shall pay, as Additional Rent, Subtenant’s Proportionate Share of Operating Costs (as defined in the Master Lease) in accordance with the terms of Paragraph 3.4 of the Master Lease.  Notwithstanding the foregoing, for purposes of this Sublease, the Base Year for Operating Costs shall be 2004 and Subtenant shall be responsible for its Proportionate Share of Operating Costs to the extent they exceed such Base Year.

b.               Additional Electricity and Other Services.  Beginning on the date hereof, Subtenant shall be responsible for the payment, as Additional Rent, of any after hour utility usage and for such additional services requested by Subtenant in accordance with the terms of the Master Lease and Master Landlord’s rules and regulations applicable to the Building.

5.02                        Electricity Usage.  Beginning on the Sublease Commencement Date, Subtenant shall pay Sublandlord (at Sublandlord’s actual cost), as Additional Rent, for all electricity consumed in the Subleased Premises.  Electricity consumption in the Subleased Premises will be determined by separate meters to be installed.  Notwithstanding the foregoing, the parties acknowledge that Operating Costs include charges for electricity consumed in the common areas of the Building, as prorated among the tenants in the Building.  Such payment for separately submetered electricity shall be made as Additional Rent.

ARTICLE 6

USE AND CONDITION OF SUBLEASED PREMISES; SURRENDER

6.01                        Use.  Subtenant shall use the Subleased Premises for only those purposes permitted by the Master Lease and for no other use or purpose without the prior written consent of Sublandlord, which shall not be unreasonably withheld, and the prior written consent of  Master Landlord.  Subtenant shall not conduct any activities in the Subleased Premises nor undertake a change of the use of the Subleased Premises after the Sublease Commencement Date which would increase Sublandlord’s risks, liabilities (in relation to hazardous substances or otherwise) or insurance rates, without first obtaining Sublandlord’s consent in writing, and shall not commit waste or nuisance on the Subleased Premises.  The Sublandlord makes no representation or warranty as to the suitability of the Subleased Premises for Subtenant’s intended use.  Subtenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Subleased Premises; provided, however, Sublandlord, at no additional cost to Sublandlord, shall cooperate with Subtenant in obtaining such licenses, permits and approvals.  Subtenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Subleased Premises shall not relieve it of its obligations under this Sublease, including the obligation to pay Rent.

6.02                        Subtenant Improvements.  Subtenant shall make no alterations, improvements or renovations to the Subleased Premises, including, without limitation, the installation of any equipment or facilities that would utilize excessive amounts of electricity, without the prior written approval of Sublandlord, which approval Sublandlord agrees shall not be unreasonably withheld, conditioned or delayed, the prior written approval of Master Landlord and the payment of any fees or costs required by the Master Lease.  If Sublandlord fails to respond to Subtenant’s request for approval within fifteen (15) days of receipt and such delay is not attributable to any delay by Master Landlord in granting its own approval, Sublandlord shall be deemed to have approved such request.  All alterations to the Subleased Premises, regardless of which party constructed them, shall become the property of Master Landlord and shall remain upon and be surrendered with the Subleased Premises upon the expiration or earlier termination of this Sublease; provided that, unless at the time Subtenant requested Sublandlord’s and Master Landlord’s consent to a proposed alteration, Subtenant requested, and Sublandlord and Master Landlord each agreed in writing, that Subtenant need not remove such alteration upon the expiration or sooner termination of this Sublease, upon the expiration or earlier termination of this Sublease, at either Sublandlord’s or Master Landlord’s election and upon notice to Subtenant, Subtenant shall be required to remove some or all of the alterations as designated in either the Sublandlord’s or Master Landlord’s notice to Subtenant.

6.03                        Building Maintenance and Repair.  Subject to the terms of the Master Lease, Master Landlord shall maintain and repair the common areas of the Building in their current state of repair, ordinary wear and tear excepted.  Subtenant shall keep the Subleased Premises in good order, condition and repair throughout the Term.

6.04                        Condition of Subleased Premises.  Subtenant accepts the Subleased Premises as of the Sublease Commencement Date in their “as-is, where-is” condition and acknowledges that Sublandlord has made no representation or warranty as to the suitability of the Subleased Premises for the conduct of Subtenant’s business.  Other than those improvements to the previously unimproved space within the Subleased Premises (the “Unimproved Space”) to be completed in accordance with the Subtenant Improvement Letter Agreement attached hereto as Exhibit C and made a part hereof, Sublandlord shall have no obligation or responsibility to install or construct any alterations, additions, or improvements to the Subleased Premises.  Upon ARC’s vacation of the ARC Space, Subtenant shall have the right, upon at least sixty (60) days prior notice to Master Landlord and Sublandlord and having obtained Master Landlord’s prior written consent, to have the automatic security system on the front and back entrance doors servicing the west wing of the Building deactivated and to install, following Master Landlord’s approval of such system and plans for its installation, Subtenant’s own security system at the entrance of the west wing of the Building, provided that such system does not unreasonably increase Operating Costs and provided further that Subtenant shall ensure that Sublandlord, Master Landlord, and Master Landlord’s Manager continue to have access to the west wing of the Building and the Subleased Premises as set forth herein.  If Subtenant’s security system includes monitoring services acceptable to Sublandlord and Master Landlord, and Subtenant ensures that Sublandlord, Master Landlord and Master Landlord’s agents have notice under any such monitoring services agreement, Subtenant shall have the right, upon at least sixty (60) days prior notice to Sublandlord and Master Landlord and the delivery of Master Landlord’s written consent to the same, to have the security system monitoring service currently employed by Master Landlord discontinued on the west wing of the Building.  If Subtenant exercises this right to deactivate the security system at the west wing entrance doors upon the expiration or sooner termination of this Sublease, Subtenant shall, at its expense, remove the security system installed by it and repair any damage caused thereby, and if requested by either Sublandlord or Master Landlord at the expiration of this Sublease, reinstall Master Landlord’s security locking system on such doors.  All Subtenant Improvements shall be the property of Sublandlord and shall remain upon and be surrendered with the Subleased Premises upon the expiration or earlier termination of this Sublease unless Sublandlord provides written notice to Subtenant directing Subtenant to remove such improvements and restore the Subleased Premises to their condition as of the Sublease Commencement Date.

6.05                        Compliance with Laws.  During the Term, Subtenant shall, at its expense, comply promptly with all Governmental Requirements relating to its use, occupancy and operation of the Subleased Premises.  Subtenant shall be solely responsible for obtaining or maintaining all permits, licenses and approvals necessary to the conduct of its business in the Subleased Premises.  Subtenant shall not use or permit the use of the Subleased Premises in any manner that will tend to create waste or a nuisance.  Subtenant shall at all times cause its employees, invitees and licensees to the Subleased Premises to comply with such reasonable rules and regulations as may be imposed from time to time by Sublandlord or Master Landlord with respect to use of the common areas of the Building, and Master Landlord’s regulations and requirements with respect to general security and access to the Building and the use of the common areas.  Notwithstanding the foregoing, during construction of the Subtenant Improvements, the following Rules listed on Exhibit E of the Master Lease shall be temporarily suspended as to Subtenant’s operations within the Unimproved Space and to the extent otherwise reasonably necessary to accommodate such construction, and Subtenant’s performance of these obligations shall be governed instead by the Plans and Specifications (as such term is defined in Exhibit ”C” to this Sublease) and by the reasonable requirements imposed by Master Landlord’s construction manager: first sentence of Rule 3, solely as it relates to obstructions of the east wing of the Building, 19, 23, third sentence of Rule 30 (relating to overnight parking of vehicles) and 33.

6.06                        Right of Entry.  For the purposes of this Sublease, all references to “Landlord” in Paragraph 4.9 of the Master Lease shall be deemed to include both Master Landlord and Sublandlord.

6.07                        Conduct of Repairs.  Sublandlord shall have no responsibility for performing any repairs or replacements to the Subleased Premises.  In the event that any repairs or replacements are required to be made to the Subleased Premises, and such repairs or replacements are the responsibility of the Master Landlord under the Master Lease, Subtenant shall notify Master Landlord of such repairs and in accordance with Paragraph 1.04 of this Sublease, Sublandlord shall seek to enforce Master Landlord’s compliance with the Master Lease.

6.08                        Surrender of Subleased Premises.  Subject to Paragraph 4.10 of the Master Lease, at the expiration or sooner termination of the Term, Subtenant shall surrender the Subleased Premises in accordance with the terms and conditions specified in Paragraph 4.7 of the Master Lease.  Notwithstanding anything contained in this Sublease or the Master Lease to the contrary, Subtenant shall not be responsible for any repairs or restoration required as a result of events occurring or conditions arising either prior to the Sublease Commencement Date or after the expiration or earlier termination of this Sublease.

6.09                        Covenants of Subtenant.  Subtenant shall pay the rent herein reserved, abide by, observe and perform all of the terms, covenants and conditions of this Sublease and surrender the Subleased Premises to Sublandlord on the expiration or sooner termination of this Sublease in the condition required hereunder.

6.10                        Hazardous Substances.  Subtenant agrees to comply with Paragraph 4.21 of the Master Lease regarding Hazardous Substances and shall indemnify Sublandlord and Master Landlord in accordance with the terms thereof.

6.11                        Furniture.   Sublandlord shall remove all of Sublandlord’s furniture presently located in the Subleased Premises on or before March 31, 2004 and Sublandlord shall be entitled to enter into the Subleased Premises at any time prior to such date in order to achieve such removal; provided, however, Sublandlord shall not remove any of the construction inventory currently located in the Unimproved Space or any of the equipment in the data center, including, without limitation, the racking and stand-alone HVAC system.

ARTICLE 7

INDEMNITIES

7.01                        Subtenant.   Subtenant shall indemnify, protect, defend and hold Sublandlord and Master Landlord and each of their respective directors, officers, shareholders, employees and agents (each, a “Sublandlord Indemnitee”) harmless from and against any damages, costs and expenses (including reasonable attorneys’ fees and costs), claims, actions, causes of action or judgments (collectively, “Claims”) incurred, suffered by or claimed against a Sublandlord Indemnitee as a result, directly or indirectly, of:

(a)                                  any personal injury, death or property damage occurring in, on, or about the Subleased Premises or any part thereof, or occasioned by any act or omission of Subtenant, its officers, employees, agents, licensees, contractors or invitees; or

(b)                                 any claims made against a Sublandlord Indemnitee as a result of breach of this Sublease or the Master Lease by the Subtenant.

Notwithstanding the foregoing, neither Subtenant nor Subtenant’s agents shall have any liability for any indirect or consequential losses suffered by Sublandlord or Sublandlord’s Indemnitees.

7.02                        Sublandlord.  Except if caused by Subtenant’s negligence or willful misconduct, Sublandlord shall indemnify, protect and hold Subtenant and its directors, officers, shareholders, employees and agents (each, a “Subtenant Indemnitee”) harmless from and against any Claims incurred, suffered by or claimed against a Subtenant Indemnitee as a result, directly or indirectly, of:

(a)                                  any negligent act or willful misconduct of Sublandlord, its officers, employees, agents, licensees, contractors or invitees; or

(b)                                 any Claims made by Master Landlord against a Subtenant Indemnitee as a result of breach of this Sublease or the Master Lease by Sublandlord.

Notwithstanding the foregoing, neither Sublandlord nor Sublandlord’s agents shall have any liability for any indirect or consequential losses suffered by Subtenant or Subtenant’s Indemnitees.

ARTICLE 8

INSURANCE AND CASUALTY

8.01                        Subtenant’s Insurance.

(a)                                  Subtenant shall, at its own expense, obtain and keep in force during the term of this Sublease all insurance required to be maintained by Sublandlord as tenant, pursuant to the terms of the Master Lease.  Such policies shall include a contractual liability endorsement covering Subtenant’s obligation under Article 7 and any other indemnification clause set forth herein expressly or by incorporation of the terms of the Master Lease.  All liability policies of insurance required to be maintained by Subtenant hereunder shall name Sublandlord and Master Landlord as additional insureds.  All policies of insurance required to be maintained by Subtenant hereunder shall include a provision requiring the insurer to endeavor to notify Sublandlord and Master Landlord at least thirty (30) days prior to any cancellation or reduction in coverage amounts required by this Sublease, and shall in all other respects be in accordance with the terms of the Master Lease.  Notwithstanding the rating requirements set forth in the Master

Lease, all insurance policies required under this Paragraph shall be with companies having a Best’s rating of A-/VIII or better and which are licensed to do business in the Commonwealth of Pennsylvania.

(b)                                 As soon as available following the execution of this Sublease, Subtenant shall deliver to Sublandlord certificates of insurance evidencing the insurance required by the terms of this Sublease upon standard liability Acord forms, with separate endorsements as to all required additional insureds.  Notwithstanding anything in this Sublease to the contrary, Subtenant shall not be entitled to enter upon or conduct activities within the Subleased Premises until such evidence of insurance has been delivered to Sublandlord.  Such prohibition on Subtenant’s entry shall in no way suspend, abate or diminish Subtenant’s obligations under this Sublease, including the obligation to pay Rent, while such evidence of insurance is pending.

(c)                                  If Subtenant fails to procure and maintain the insurance hereunder, Sublandlord may, at its option, procure and maintain the same and Subtenant shall reimburse Sublandlord on demand for the reasonable costs of said insurance.  Subtenant acknowledges that Sublandlord will not carry insurance on Subtenant’ furnishings, fixtures or equipment and Subtenant agrees that Sublandlord will not be obligated to repair any damage thereto or replace the same.

8.02                        Waiver of Subrogation.  Notwithstanding anything in this Sublease to the contrary, Master Landlord, Sublandlord and Subtenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Subleased Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Master Landlord, Sublandlord, Subtenant, Master Landlord’s Agents, Sublandlord’s Agents or Subtenant’s Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance under Paragraph 8.01 of this Sublease and Paragraphs 4.14 and 4.15 of the Master Lease or if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies.  Each party to this Sublease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

8.03                        Fire and Casualty.  Subtenant has reviewed the provisions of the Master Lease concerning the obligation of the Master Landlord to make repairs and replacements to the Building in case the Building or any portion thereof shall be totally or partially damaged or destroyed by fire or by any other casualty whatsoever, or any adjacent structure providing access or essential services thereto, by fire or other casualty.  Other than Sublandlord’s obligation to enforce the terms of the Master Lease in accordance with the terms of Paragraph 1.04 of this Sublease, Subtenant acknowledges and agrees that Sublandlord shall have no liability or responsibility for any restoration of the Building or Subleased Premises following any casualty.

8.04                        Eminent Domain.  Subtenant has reviewed the provisions of the Master Lease concerning the obligations of the Master Landlord in the event any part of the Building or common areas thereof shall be taken for public use by a governmental authority by right (in lieu of) of eminent domain.  Other than Sublandlord’s obligation to enforce the terms of the Master Lease in accordance with the terms of Paragraph 1.04 of this Sublease, Subtenant acknowledges and agrees that Sublandlord shall have no liability or responsibility for any restoration of the Building or Subleased Premises as may be necessitated by any eminent domain proceedings (or any transfer in lieu thereof).  Subtenant shall not be entitled to share in any award of compensation for such condemnation, and hereby assigns any rights to any such award to Sublandlord.

ARTICLE 9

DEFAULTS

9.01                        Subtenant Default.  The occurrence of any one or more of the following events shall constitute a material default and breach of this Sublease by Subtenant (“Event of Default”):

a.               vacation or abandonment of all or any material portion of the Subleased Premises; provided that the vacating of all or a material part of the Subleased Premises by Subtenant shall not constitute an Event of Default so long as (i) Subtenant gives Sublandlord and Master Landlord not less than thirty (30) days notice of the date Subtenant intends to vacate the Subleased Premises, (ii) on or before the date Subtenant vacates the Subleased Premises Subtenant pays to Sublandlord rent for the next month in advance of the date otherwise due (e.g., pay on September 1, the installments of rent for the months of October and November), and (iii) otherwise continue to perform Subtenant’s obligations under this Sublease;

b.              failure by Subtenant to make any payment of Rent or any other sum payable by Subtenant under this Sublease where such failure continues for more than ten (10) calendar days after Sublandlord has provided Subtenant with notice of the delinquent payment; provided, however, Sublandlord need not give any such notice, and Subtenant shall not be entitled to any such period of grace, more than two times in any twelve (12) month period;

c.               an assignment of this Sublease by Subtenant or a sublease of any or all of the Subleased Premises without Sublandlord’s permission except in conformance with Paragraph 10.04 hereof;

d.              failure by Subtenant to observe or perform any covenant or condition of this Sublease, other than the making of payments, where such failure shall continue for a period of fifteen (15) calendar days after written notice from Sublandlord; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such fifteen (15) day period, Subtenant shall not be deemed to be in default if Subtenant shall commence the cure of such default within such fifteen (15) day period and thereafter diligently prosecute the same to completion within sixty (60) days after Subtenant receives written notice thereof;

e.               (1) the making by Subtenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Subtenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Subtenant, unless the same is dismissed within forty-five (45) calendar days; (3) the appointment of a trustee or receiver to take possession of substantially all of Subtenant’s assets located in the Subleased Premises or of Subtenant’s interest in this Sublease; (4) any execution, levy, attachment or other process of law against any property of Subtenant or Subtenant’s interest in this Sublease, unless the same is dismissed within forty-five (45) calendar days; (5) adjudication that Subtenant is bankrupt; (6) the making by Subtenant of a transfer in fraud of creditors; or (7) the failure of Subtenant to generally pay its debts as they become due; or

f.                 any information furnished by or on behalf of Subtenant to Sublandlord in connection with the entry of this Sublease is determined to have been materially false or misleading as of when made, or Subtenant shall have failed to include a material fact necessary to make such information, in the light of the circumstances under which it was delivered, not misleading.

Subtenant shall notify Sublandlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time, or both, would constitute and Event of Default.

If a petition in bankruptcy is filed by or against Subtenant, and if this Sublease is treated as an “unexpired lease” under applicable bankruptcy law in such proceeding, then Subtenant agrees that Subtenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Sublease must be assumed or rejected.

9.02                           Remedies for Subtenant Default.  If any Event of Default occurs and remains uncured after Sublandlord delivers notice of such Event of Default and the applicable cure period, if any, has expired, Sublandlord may exercise, without limiting Sublandlord in the exercise of any right or remedy at law which Sublandlord may have by reason of such Event of Default, the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this Paragraph.

a.               Sublandlord may terminate this Sublease and all rights of Subtenant under this Sublease either immediately or at some later date by giving Subtenant written notice that this Sublease is terminated.  If Sublandlord so terminates this Sublease, then Sublandlord may recover from Subtenant the sum of:

1.               the unpaid Rent and all other sums payable under this Sublease which have been earned at the time of termination;

2.               interest at the Default Rate on the unpaid Rent and all other sums payable under this Sublease which have been earned at the time of termination; plus

3.               the amount by which the unpaid Rent and all other sums payable under this Sublease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Subtenant proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

4.               the amount by which the aggregate of the unpaid Rent and all other sums payable under this Sublease for the balance of the Sublease Term after the time of award exceeds the amount of such rental loss, if any, as Subtenant proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

5.               any other amount necessary to compensate Sublandlord for the detriment proximately caused by Subtenant’s failure to perform Subtenant’s obligations under this Sublease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

6.               all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

b.              Sublandlord shall also have the right, without terminating this Sublease, to re-enter the Subleased Premises and remove all persons and property from the Subleased Premises.  Sublandlord may cause property so removed from the Subleased Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Subtenant.

c.               Sublandlord shall also have the right, without terminating this Sublease, to accelerate and recover from Subtenant the sum of all unpaid Rent and all other sums payable under the then remaining term of the Sublease, discounting such amount to present value at the Prime Rate.  Upon recovery of all such amounts, the Sublease and all rights of Subtenant hereunder shall terminate.

d.              If Subtenant vacates, abandons or surrenders the Subleased Premises in violation of this Sublease, or if Sublandlord re-enters the Subleased Premises as provided in Paragraph 9.02.b or takes possession of the Subleased Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Sublandlord does not elect to terminate this Sublease, Sublandlord may, from time to time, without terminating this Sublease, either (a) recover all Rent and all other sums payable under this Sublease as they become due or (b) relet the Subleased Premises or any part of the Subleased Premises on behalf of and for the benefit of Subtenant for such term or terms, at such rent or rents and pursuant to such other provisions as Sublandlord may reasonably deem advisable, all with the right, at Subtenant’s cost, to make alterations and repairs to the Subleased Premises and recover any deficiency from Subtenant as set forth in Paragraph 9.02.f.

e.               None of the following remedial actions, singly or in combination, shall be construed as an election by Sublandlord to terminate this Sublease unless Sublandlord has in fact given Subtenant written notice that this Sublease is terminated:  an act by Sublandlord to maintain or preserve the Subleased Premises; any efforts by Sublandlord to relet the Subleased Premises; any repairs or alterations made by Sublandlord to the Subleased Premises; re-entry, repossession or reletting of the Subleased Premises by Sublandlord pursuant to this Paragraph or the appointment of a receiver, upon the initiative of Sublandlord, to protect Sublandlord’s interest under this Sublease.  If Sublandlord takes any of the foregoing remedial action without terminating this Sublease, Sublandlord may nevertheless at any time after taking any such remedial action terminate this Sublease by written notice to Subtenant.

f.                 Sublandlord shall use reasonable commercial efforts to relet the Subleased Premises following an Event of Default.  The parties agree that it shall be reasonable for Sublandlord to refuse to relet the Subleased Premises on the grounds set forth in Paragraph 4.17.3 of the Master Lease.  The parties further agree that Sublandlord shall not violate its obligations under this Paragraph if it leases other available space in the Building before leasing the Subleased Premises.  If Sublandlord relets the Subleased Premises, Sublandlord shall apply the revenue from such reletting as follows:  first, to the payment of any indebtedness of Subtenant to Sublandlord other than Rent or any other sums payable by Subtenant under this Sublease; second, to the payment of any reasonable cost of reletting (including finders’ fees and leasing commissions); third, to the payment of the reasonable cost of any alterations, improvements, maintenance and repairs to the Subleased Premises; and fourth, to the payment of Rent and other sums due and payable and unpaid under this Sublease.  Sublandlord shall hold and apply the residue, if any, to payment of future Rent and other sums payable under this Sublease as the same become due, and shall deliver the eventual balance, if any, to Subtenant.  Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Rent and other sums payable under this Sublease and Sublandlord’s expenditures for the Subleased Premises during such month, Subtenant shall be obligated to pay such deficiency to Sublandlord as and when such deficiency arises.

g.              SUBTENANT, IN CONSIDERATION FOR THE EXECUTION OF THIS LEASE BY SUBLANDLORD AND FOR THE COVENANTS AND AGREEMENTS ON THE PART OF SUBLANDLORD HEREIN CONTAINED, AND FULLY COMPREHENDING THE RELINQUISHMENT OF CERTAIN RIGHTS INCLUDING RIGHTS OF PRE-JUDGMENT NOTICE AND HEARING PRIOR TO ENTRY OF JUDGMENT AND EXECUTION ON SUCH JUDGMENT, HEREBY EXPRESSLY AUTHORIZES AND EMPOWERS (WHICH POWER IS COUPLED WITH AN INTEREST) ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO ACCEPT SERVICE OF PROCESS FOR, TO APPEAR FOR, AND TO CONFESS JUDGMENT AGAINST SUBTENANT TO RECOVER POSSESSION FROM TIME TO TIME OF THE PREMISES (AND

SUBTENANT AGREES THAT UPON THE ENTRY OF JUDGMENT FOR POSSESSION, A WRIT OF POSSESSION OR OTHER APPROPRIATE PROCESS MAY ISSUE FORTHWITH).  In any action by confession for ejectment, Sublandlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Sublease be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.  The authority to confess judgment against Subtenant hereunder shall not be exhausted by one (1) exercise thereof, but judgment may be confessed as provided herein from time to time as often as any Event of Default occurs under this Sublease, and such authority may be exercised as well after the expiration of the Term of this Sublease or during or after the expiration of any renewal Term, by Sublandlord or any successor Sublandlord.

h.              Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Sublease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Sublease constitute a forfeiture or waiver of any Rent or other sum payable under this Sublease or of any damages accruing to Sublandlord by reason of the violation of any of the covenants or conditions contained in this Sublease.

9.03                        INTENTIONALLY OMITTED.

9.04                        Default Interest.  Any Rent or other sum payable under this Sublease which is not paid when due shall bear interest at a rate equal to the lesser of:  (a) the published prime rate of Riggs Bank, N.A. or such other national banking institution designated by Master Landlord if such bank ceases to publish a prime rate (the “Prime Rate”) then in effect, plus five (5) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the “Default Rate”), but the payment of such interest shall not excuse or cure any Event of Default or breach by Subtenant under this Sublease or impair any other right or remedy provided under this Sublease or under law.  Subtenant shall indemnify and hold Sublandlord harmless from and against any late payment charge or interest charges imposed upon or charged against Sublandlord by Master Landlord as direct result of late payment or non-payment by Subtenant to Sublandlord of amounts due and owing under this Sublease if and to the extent the late charge set forth in Paragraph 4.02 of this Sublease and the foregoing imposition of the Default Rate are not sufficient to reimburse Sublandlord for such charges.

9.05                        Holding Over.  In the event Subtenant remains in possession of the Subleased Premises after expiration of Term, and without the execution of a new lease, but with Sublandlord’s written consent, it shall be deemed to be occupying the Subleased Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Sublease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be the greater of (i) the then current Base Rent due hereunder, (ii) the “Base Rent” payable by Sublandlord to Master Landlord under the Master Lease, or (iii) the then current fair market rate for the Subleased Premises as reasonably determined by

** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Sublandlord.  In the event Subtenant remains in possession of the Subleased Premises after expiration of the Term and without the execution of a new lease and without Sublandlord’s written consent, Subtenant shall be deemed to be occupying the Subleased Premises without claim of right and Subtenant shall pay, as a charge for each day of occupancy, an amount equal to 150% of the “Base Rent” payable by Sublandlord pursuant to the Master Lease and Additional Rent (on a daily basis) then due under this Lease and Sublandlord shall be entitled to pursue all remedies available at law or in equity.  Subtenant shall indemnify and hold Sublandlord harmless from any additional holdover rent or other charges, penalties, damages or costs charged to, imposed upon, or suffered or incurred by Sublandlord as a result of Subtenant’s failure to surrender the Subleased Premises upon the expiration or sooner termination of the Term.

ARTICLE 10

OTHER PROVISIONS

10.01                 Rights under Master Lease.  Any options to renew the Master Lease, terminate or amend the term or otherwise amend the Master Lease, and any rights of first offer or refusal or any other such options or rights found in the Master Lease shall be for the benefit of the Sublandlord only and Subtenant shall have no right to exercise such rights on its own behalf or that of the Sublandlord and Sublandlord shall have no obligation to exercise any such right or option on behalf of Subtenant.  Provided Subtenant has exercised the next applicable Extension Option at least three hundred and fifty (350) days prior to the commencement date of the corresponding renewal term, Sublandlord covenants not to exercise its rights under Paragraphs 2.12 and 2.13 of the Master Lease.

10.02                 Notices.  Unless otherwise specifically stated in this Sublease, any notice, request or written communication required or permitted to be delivered under this Sublease shall be:  (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) calendar days after having been deposited in the United States Postal Service, postage prepaid.  Such writings shall be addressed to Sublandlord or Subtenant, as the case may be, at the respective designated addresses set forth below, or at such other address(es) as they may, after the execution date of this Sublease, specify by written notice delivered in accordance with this Paragraph, with copies to the persons at the addresses, if any, designated opposite each party’s signature.  Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

Sublandlord’s Address:

SunGard SCT Inc.

Four Country View Road

Malvern, PA 19355

Attention: Facilities Department

** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

With a copy to:

Stradley Ronon Stevens & Young, LLP

30 Valley Stream Parkway

Malvern, PA 19355

Attention:  Michael E. Roynan, Esquire

Subtenant’s Address:

Cephalon, Inc.

145 Brandywine Parkway

West Chester, PA 19380

Attention: Richard L. Gulino, Esq.

With a copy to:

Cephalon, Inc.

145 Brandywine Parkway

West Chester, PA 19380

Attention: Dick Bacon

With a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA  19103

Attention:  J. J. Broderick, Esq.

Master Landlord’s Address

Riggs Bank N.A., as trustee of the

Multi-Employer Property Trust

808 17th Street, NW

Washington, DC  20006

Attn:   Patrick O. Mayberry

Facsimile:  202-835-6887

With copies to:

The Multi-Employer Property Trust

c/o Kennedy Associates Real Estate Counsel, Inc.

2400 Financial Center

1215 Fourth Avenue

Seattle, WA  98616

Attn:  Director of Asset Management

Facsimile:  206-682-4769

and

The Multi-Employer Property Trust

c/o Kennedy Associates Real Estate Counsel, Inc.

7315 Wisconsin Avenue, Suite 350 West

Bethesda, MD  20814

Attn:  Vice President, Asset Management

Facsimile:  301-656-9339

and Manager at:

Trammell Crow Company

101 West Elm Street, Suite 400

Conshohocken, PA  19428

Facsimile:  484-530-4601

10.03                 Signs.  Signage for Subtenant will be provided in the lobby directory of the Building and at the Subleased Premises entrance in accordance with the terms of the Master Lease.  Subtenant shall not install any signs on the Subleased Premises without the prior written consent of Sublandlord and Master Landlord.

10.04                 Assignment of Sublease, Subletting.  Subtenant shall not assign, mortgage, pledge or otherwise encumber the Sublease nor sublet the Subleased Premises or any part thereof without the prior written consent of Sublandlord and of the Master Landlord.

10.05                 Subordination.  Subtenant acknowledges that it has read and is familiar with the terms of the Master Lease, including, without limitation, Paragraph 4.25 of the Master Lease and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination of the Master Lease shall likewise terminate this Sublease.  This Sublease is subordinate and subject to any mortgages, ground leases and/or other encumbrances to the same extent, and on the same terms, as the Master Lease is subordinate and subject to the terms thereof.

10.06                 Attorney’s Fees.  Should a party hereto employ an attorney for the purpose of enforcing, construing, or declaring rights under this Sublease in any litigation commenced with respect to the Sublease or Master Lease, the prevailing party shall be entitled to receive from the other party or parties thereto, reimbursement for all reasonable attorney’s fees and costs and such reimbursement may be included in any judgement or final order issued in that proceeding, provided that such fees shall not be duplicative of those fees required to be paid pursuant to the Master Lease.  The “prevailing party” means the party determined by the court to most nearly prevail in the litigation.

10.07                 Quiet Enjoyment.  Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect and that there are no defaults on Sublandlord’s part as of the date hereof. Subject to the terms hereof, Sublandlord covenants that, so long as Subtenant is not in default under this Sublease, Subtenant shall quietly enjoy the Subleased Premises for the Term.

10.08                 Waiver.  The waiver by either party of a breach of any term herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term of this Sublease.  The subsequent acceptance of rent by Sublandlord shall not be deemed to be a waiver of any preceding breach by Subtenant of any term of this Sublease, other than the failure of Subtenant to pay the particular rent so accepted, regardless of Sublandlord’s knowledge of such preceding breach at the time of acceptance of such rent.

10.09                 Brokers Fees.  Each party warrants and represents that it has not dealt with any real estate broker or agent in connection with this Sublease, other than GVA Smith Mack representing the Sublandlord and Julien J. Studley representing the Subtenant (collectively, the “Brokers”). Sublandlord shall pay commissions to the Brokers in connection with this Sublease in accordance with the terms of the separate commission agreements between Sublandlord and the Brokers.  Except for Sublandlord’s obligations to the Brokers under such separate commission agreements, each party to this Sublease shall indemnify, defend and hold harmless the other party from and against any and all Claims resulting from a breach of this representation.  Each party represents and warrants to the other that the representing party has not dealt with any real estate broker with respect to this transaction other than the Brokers.

10.10                 Estoppel Certificates.  Subtenant shall at all times, in good faith and with diligence, cooperate with Sublandlord in providing information and such documentation as may be reasonably required in order to ensure that Sublandlord complies with Paragraph 4.19 of the Master Lease.  Sublandlord shall, from time to time, but no more than twice during any Year, upon the written request of Subtenant, execute, acknowledge and deliver to such party or its designee a written statement stating  (a) the date this Sublease was executed and the date it expires; (b) the date Subtenant entered into occupancy of the Subleased Premises; (c) the amount of monthly Rent and the date to which such Rent have been paid; and (d) certifying that (1) this Sublease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Sublease); (2) to the knowledge of Sublandlord, Subtenant is not in breach of this Sublease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Sublease by Sublandlord; (3) this Sublease (as it may have been assigned, modified, supplemented or amended as disclosed pursuant to subparagraph (d)(1) hereof) represents the entire agreement between the parties with respect to the Subleased Premises; (4) all required contributions by Sublandlord to Subtenant on account of Subtenant Improvements have been delivered or received, as the case may be; (5) on the date of execution, there exist no defenses or offsets of which the certifying party has knowledge against the enforcement of this Sublease by the Sublandlord (or, if any, a description of any such offset or defense); (6) no Rent or other sums payable under this Sublease have been paid in advance except for Rent for the then current month; and (7) no security has been deposited with Sublandlord (or, if so, the amount of such security).

10.11                 Recording.  Neither this Sublease nor any notice thereof may be recorded on title to the Subleased Premises or Building without the prior consent of the Sublandlord and the Master Landlord.

10.12                 Parking.  Sublandlord does not warrant the availability of sufficient parking to satisfy Subtenant’s parking requirements at any given time, provided, however, in accordance with Paragraph 1.04 of this Sublease, Sublandlord shall seek to enforce Master Landlord’s compliance with the Master Lease as it pertains to parking.

10.13                 Provisions Inapplicable to this Sublease. For the purposes of this Sublease, Paragraphs 1.28, 1.29, 1.33, 1.34, 1.35, 1.36, 1.37, 1.39, 1.40, 1.41, 2.6, 2.8, 2.9, 3.2, 3.7, 3.8, 4.27, 4.29 and 6.19 of the Master Lease shall not apply to Subtenant or to this Sublease.

10.14                 Authority.  Each signatory executing this Sublease represents and warrants that he or she is duly authorized to execute and deliver this Sublease.

10.15                 Successors and Assigns.  Each provision hereof shall extend to and inure to the benefit of the parties and their respective agents, employees, successors and assigns, provided that this Sublease shall not inure to the benefit of any assignee or transferee of Subtenant except with Sublandlord’s and Master Landlord’s written consent.

IN WITNESS WHEREOF, the parties hereto have executed this sublease as of the date first set forth above.

SUBLANDLORD:		SUBTENANT:
Systems & Computer Technology Corporation		Cephalon, Inc.

By:	/s/ Eric Haskell	By:	/s/ J. Kevin Buchi
	Name: Eric Haskell		Name: J. Kevin Buchi
	Title: CFO		Title: Sr. V.P. & CFO
Date:	March 4, 2004	Date:	March 3, 2004

EXHIBIT A

Floor Plan

[graphic omitted]

EXHIBIT B

OFFICE LEASE

WESTBROOK CORPORATE CENTER

THIS OFFICE LEASE (this “Lease”) is made as of October 19, 1998, by and between

“Landlord”                                    Riggs & Company, a division of Riggs Bank, N.A. as Trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18

and

“Tenant”                                              Systems & Computer Technology Corporation, a Delaware corporation

TABLE OF CONTENTS

SECTION 1: DEFINITIONS

1.1	Definitions
1.2	Access Laws
1.3	Additional Rent
1.4	Base Amount Allocable to the Premises
1.5	Base Rent
1.6	Brokers
1.7	Building
1.8	Business Day
1.9	Business Hours
1.10	Claims
1.11	Commencement Dates
1.12	ERISA
1.13	Estimated Operating Costs Allocable to the Premises
1.14	Events of Default.
1.15	Force Majeure
1.16	Governmental Agency
1.17	Governmental Requirements
1.18	Hazardous Substance(s)
1.19	Land
1.20	Landlord
1.21	Landlord’s Agents
1.22	Lease Term
1.23	Manager
1.24	Manager’s Address
1.25	Operating Costs
1.26	Operating Costs Allocable to the Premises
1.27	Permitted Use
1.28	Plans and Specifications
1.29	Prepaid Rent
1.30	Premises
1.31	Prime Rate
1.32	Property Taxes
1.33	Punch List Work
1.34	Security Deposit
1.35	Scheduled Commencement Dates
1.36	Intentionally Omitted
1.37	Tenant
1.38	Tenant Alterations
1.39	Tenant Delay
1.40	Tenant Improvement Allowance
1.41	Tenant Improvements
1.42	Tenant’s Agents

1.43	Tenant’s Pro Rata Share
1.44	Tenant’s Construction Representative
1.45	Year

SECTION 2: PREMISES AND TERM

2.1	Lease of Premises
2.2	Lease Term
2.3	Plans and Specifications
2.4	Tenant Improvements
2.5	Landlord’s Work
2.6	Inspection and Punch List Work
2.7	Intentionally Omitted
2.8	Landlord Delays
2.9	Memorandum of Commencement Date
2.10	Use and Conduct of Business
2.11	Compliance with Governmental Requirements and Rules and Regulations
2.12	Option to Renew
2.13	Right of First Offer to Lease Additional Space

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1	Payment of Rental
3.2	Base Rent
3.3	Intentionally Omitted
3.4	Additional Rent
3.6	Holdover
3.7	Late Charge
3.8	Default Rate

SECTION 4: GENERAL PROVISIONS

4.1	Maintenance and Repair by Landlord
4.2	Maintenance and Repair by Tenant
4.3	Common Areas/Security
4.4	Building Services
4.5	Tenant Alterations
4.6	Tenant’s Work Performance
4.7	Surrender of Possession
4.8	Removal of Property
4.9	Access
4.10	Damage or Destruction
4.11	Condemnation
4.12	Intentionally Omitted
4.13	Indemnification
4.14	Tenant Insurance
4.15	Landlord’s Insurance
4.16	Waiver of Subrogation
4.17	Assignment and Subletting by Tenant
4.18	Assignment by Landlord
4.19	Estoppel Certificates and Financial Statements

4.20	Modification for Lender
4.21	Hazardous Substances
4.22	Access Laws
4.23	Quiet Enjoyment
4.24	Signs
4.25	Subordination
4.26	Workers Compensation Immunity
4.27	Brokers
4.28	Exculpation and Limitation of Liability
4.29	ERISA Representations
4.30	Mechanic’s Liens and Tenant’s Personal Property Taxes
4.31	Intentionally Omitted
4.32	Parking

SECTION 5: DEF AUL T AND REMEDIES

5.1	Events of Default
5.2	Remedies
5.3	Right to Perform
5.4	Landlord’s Default

SECTION 6: MISCELLANEOUS PROVISIONS

6.1	Notices
6.2	Attorney’s Fees and Expenses
6.3	No Accord and Satisfaction
6.4	Successors; Joint and Several Liability
6.5	Choice of Law
6.6	No Waiver of Remedies
6.7	Offer to Lease
6.8	Force Majeure
6.9	Landlord’s Consent
6.10	Severability; Captions
6.11	Interpretation
6.12	Incorporation of Prior Agreement; Amendments
6.13	Authority
6.14	Time of Essence
6.15	Survival of Obligations
6.16	Consent to Service
6.17	Landlord’s Authorized Agents
6.18	Waiver of Jury Trial
6.19	Representations and Warranties of Landlord

LISTING OF EXHIBITS

Exhibit A	Legal Description of the Land
Exhibit B	Drawing Showing Location of the Premises
Exhibit C	Listing of Plans and Specifications for Tenant Improvements or Workletter, as applicable
Exhibit D	Form of Memorandum of Commencement Date

Exhibit E	Rules and Regulations
Exhibit F	Description of Cleaning Services
Exhibit G	Building Facade Sign

SECTION 1: DEFINITIONS

1.1 Definitions: Each underlined term in this section shall have the meaning set forth next to that underlined term. Capitalized terms that are used in this Lease without definition but are defined in any of the Exhibits to this Lease shall have the meanings ascribed to those terms in the applicable Exhibit.

1.2 Access Laws: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

1.3 Additional Rent: Defined in paragraph 3.4 captioned “Additional Rent”.

1.4 Base Amount Allocable to the Premises: Defined in paragraph 3.4 captioned “Additional Rent”.

1.5 Base Rent: Annual Base Rent during first Lease Year shall be $25.00/rsf. When the Expansion Space is added to the Premises in accordance with paragraphs 1.11 and 1.30, the annual Base Rent for the first Lease Year shall increase by the number of rentable square feet added to the Premises multiplied by $25.00/rsf. Upon the Expansion Commencement Date, Base Rent for remainder of the initial Lease Term shall be as follows:

Lease Year	Annual Base Rent	Monthly Base Rent
2	$1,884,552.00	$157,046.00
3	$1,921.504.00	$160,125.33
4	$1,958,456.00	$163,204.67
5	$1,995,408.00	$166,284.00
6	$2,069.312.00	$172,442.67
7	$2,106.264.00	$175,522.00
8	$2,143.216.00	$178,601.33
9	$2,180,168.00	$181,680.67
10	$2,217,120.00	$184,760.00

1.6 Brokers: Tenant was represented in this transaction by The Binswanger Company, a licensed real estate broker. Landlord was represented in this transaction by Trammell Crow NE, Inc., a licensed real estate broker.

1.7 Building: The building located on the Land at 41 Moores Road, Frazer, Pennsylvania 19355 commonly known as Westbrook Corporate Center and containing approximately 187,653 rentable square feet.

1.8 Business Day: Calendar days, except for Saturdays and Sundays and the following holidays: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

1.9 Business Hours: From 7:00 a.m. to 6:00 p.m. on Business Days and from 9:00 a.m. to 1:00 p.m. on Saturdays.

1.10 Claims: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys’ fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

1.11 Commencement Dates: The “Initial Commencement Date” shall be the earlier to occur of: (a) the date which is ninety (90) days following the issuance of a building permit for the Tenant Improvements by East Whiteland Township; (b) the date the Tenant Improvements for the Initial Premises are substantially completed, as evidenced by a certificate of occupancy, whether temporary or permanent, authorizing Tenant to occupy the Initial Premises for the Permitted Use; (c) the date on which Tenant takes possession of the Initial Premises for the Permitted Use (the parties agreeing that Tenant’s possession of the Initial Premises for the sole purpose of performing the Tenant Improvements shall not trigger the Initial Commencement Date); or (d) the Scheduled Commencement Date for the Initial Premises. The “Expansion Commencement Date” shall be the earlier of: (a) the date the Tenant Improvements for the Expansion Space are substantially completed, as evidenced by a certificate of occupancy. whether temporary or permanent, authorizing Tenant to occupy the Expansion Space for the Permitted Use; (b) the date on which Tenant takes possession of the Expansion Space for the Permitted Use (the parties agreeing that Tenant’s possession of the Expansion Space for the sole purpose of performing the Tenant Improvements to such Expansion Space shall not trigger the Expansion Commencement Date); or (c) the Scheduled Commencement Date for the Expansion Space.

1.12 ERISA: The Employee Retirement Income Security Act of 1974, as now or hereafter amended, and the regulations promulgated under it.

1.13 Estimate Operating Costs Allocable to the Premises:  Defined in paragraph 3.4 captioned “Additional Rent”.

1.14 Events of Default: One or more of those events or states of facts defined in paragraph 5.1 captioned “Events of Default”.

1.15 Force Majeure: Anyone or more of the following: act of God, strike, lockout, labor trouble or dispute, inability to procure or shortage of material or labor, failure of power or utility, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, act or omission of others, including Landlord or Tenant, as the case may be, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord or Tenant, as the case may be.

1.16 Governmental Agency: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

1.17 Governmental Requirements: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

1.18 Hazardous Substance(s): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

1.19 Land: The land upon which the Building is located in Chester County, Pennsylvania, as legally described in Exhibit A attached to this Lease.

1.20 Landlord: The trust named on the first page of this Lease, or its successors and assigns as provided in paragraph 4.18 captioned “Assignment by Landlord”.

1.21 Landlord’s Agents: Any and ail partners, officers, agents, employees, contractors, trustees, investment advisors and consultants of Landlord, and potential tenants of the Building at the Premises with Landlord’s consent.

1.22 Lease Term: The Lease Term shall commence on the Initial Commencement Date, and end one hundred twenty (120) months later, provided that, if the Initial Commencement Date is a day other than the first day of a calendar month, the Lease Term shall be extended by the number of calendar days remaining in the month in which the Initial Commencement Date expires. The “Lease Tern,” as used herein, shall also refer to the Renewal Term, if exercised, and the duration of the Lease Term shall be extended accordingly. The Lease Term is divided into “Lease Years,” the first of which commences on the Initial Commencement Date and ends on the date twelve (12) months thereafter with each succeeding Lease Year being the twelve (12) month period immediately following the expiration of the preceding Lease Year.  If the Initial Commencement Date is other than the first day of a calendar month, the first Lease Year will be extended by the number of calendar days remaining in the month in which the Initial Commencement Date occurs.

1.23 Manager: Trammell Crow NE, Inc., or its replacement as specified by written notice from Landlord to Tenant.

1.24 Manager’s Address: Bay Colony Executive Park, 575 East Swedesford Road, Suite 150, Wayne, PA 19087-1613, which address may be changed by written notice from Landlord to Tenant.

1.25 Operating Costs: Defined in paragraph 3.4 captioned “Additional Rent”.

1.26 Operating Costs Allocable to the Premises: Defined in paragraph 3.4 captioned “Additional Rent”.

1.27 Permitted Use: General office uses consistent with Governmental Requirements and first-class buildings of the same or similar use as the Building located in the western suburbs of Philadelphia.

1.28 Plans and Specifications: Those certain plans and specifications for the Tenant Improvements prepared in accordance with the Workletter attached hereto as Exhibit C.

1.29 Prepaid Rent: $101,610.42, to be applied toward Base Rent for the first full calendar month of the Lease Term.

1.30 Premises: The “Initial Premises” shall consist of the greater of: (i) approximately 48,773 rentable square feet of space in that portion of the Building depicted on Exhibit B, or that portion of the Building depicted on Exhibit B that Tenant initially improves pursuant to paragraph 2.4 hereof. On or before the Initial Commencement Date, Landlord and Tenant shall confirm the actual area of the Premises and the Base Rent payable thereon in a Memorandum of Commencement Date executed and delivered pursuant to paragraph 2.9 hereof.  The “Expansion Space” shall consist of the balance of the space in that portion of the Building depicted on Exhibit B. Prior to the Expansion Commencement Date, references in this Lease to the “Premises” shall be deemed to mean and refer only to the Initial Premises. From and after the Expansion Commencement Date, the term “Premises” shall include, collectively, the Initial Premises and the Expansion Space, containing in the aggregate approximately 73,904 rentable square feet of space (approximately 19,175 rentable square feet on the First Floor of the -” Building; approximately 21,966 rentable square feet on the Second Floor of the Building; and approximately 32,763 rentable square feet on the Third Floor of the Building). Tenant agrees that the rentable square footage of the Premises, as set forth in this paragraph 1.30, shall be the rentable square footage of the Premises for all purposes of this Lease.

1.31 Prime Rate: Defined in paragraph 3.8 captioned “Default Rate”.

1.32 Property Taxes: (a) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord associated with such Land, Building or improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, related improvements or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building, related improvements or personal property or the amount of any bas’~ rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related improvements or personal property, including any tax on gross receipts or any excise tax or other charges levied by any Governmental Agency with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of any or all of such Land, Building, related improvements, personal property or the rent earned by any part of or interest in such Land, Building, related improvements or personal property; (e) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building, related improvements or personal property or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of such Land, Building, related improvements or personal property; and (f) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Building, related improvements or personal property. Property Taxes shall not include taxes on Landlord’s net income or any inheritance, estate or gift taxes, nor shall Property Taxes include any judgments, penalties, liens, interest or late fees resulting from Landlord’s failure to pay in a timely manner any Property Taxes, unless Tenant shall have failed to pay Landlord for either estimated or actual Property Taxes pursuant to paragraph 3.4 hereof.

1.33 Punch List Work: Minor items of repair, correction, adjustment or completion to Landlord’s Work, as such phrase is commonly understood in the construction industry in the western suburbs of Philadelphia.

1.34 Security Deposit: None.

1.35 Scheduled Commencement Dates: March 1, 1999 with respect to the Initial Premises and December 1, 1999 with respect to the Expansion Space; subject, however, to extension for period not to exceed fifteen (15) days for Force Majeure.

1.36 Intentionally Omitted

1.37 Tenant: The person or entity named on the first page of this Lease.

1.38 Tenant Alterations: Defined in paragraph 4.5 ~captioned “Tenant Alterations”.

1.39 Tenant Delay: Defined in paragraph 2.8 captioned “Tenant Delays”.

1.40 Tenant Improvement Allowance: The maximum amount to be expended by Landlord for the cost of Tenant Improvements (including architectural, engineering, permitting, space planning and tenant construction management fees), which maximum shall not exceed $31.00/rentable square foot of space in the Initial Premises or the Expansion Space, as applicable, for a maximum aggregate;: obligation of Landlord for the cost of Tenant Improvements of Two Million Two Hundred Ninety-one Thousand Twenty-four Dollars ($2,291,024.00). During construction of the Tenant Improvements, Landlord shall provide construction management services to Tenant at no cost to Tenant and otherwise without offset against or reduction from the Tenant Improvement Allowance.

1.41 Tenant Improvements: Those alterations or improvements to the Premises as appear and are depicted in the Plans and Specifications.

1.42 Tenant’s Agents: Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Ten ant.

1.43 Tenant’s Pro Rata Share shall be a fraction, the numerator of which shall be the number of rentable square feet of floor area in the Premises, and the denominator of which shall be the number of rentable square feet of floor area in the Building. On the Expansion Commencement Date, Tenant’s Pro Rata Share shall be 39.38%. If Tenant exercises its Right of First Offer to Lease Additional Space pursuant to paragraph 2.13, Tenant’s Pro Rata Share shall be adjusted in accordance with the formula set forth in this Section 1.43.

1.44 Tenant’s Construction Representative. A person or entity to be named by Tenant by notice to Landlord prior to the construction of any Tenant Improvements pursuant to Section 2.4, who shall serve as Tenant’s construction representative during the construction of the Tenant Improvements.

1.45 Year: A calendar year commencing January 1 and ending December 31.

SECTION 2: PREMISES AND TERM

2.1 Lease of Premises. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease.

2.2 Lease Term. The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease.

2.3 Plans and Specifications. Plans and Specifications shall be prepared, received and approved as provided in Exhibit C. Terms used in Exhibit C but not defined therein shall have the meaning given in this Lease.

2.4 Tenant Improvements. Tenant shall design and construct the Tenant Improvements for the Initial Premises and Expansion Space in accordance with the provisions of Exhibit C attached hereto. Landlord shall make disbursements to Tenant from the Tenant Improvement Allowance for the cost of designing and constructing the Tenant Improvements for the Initial Premises and Expansion Space in an amount not to exceed the Tenant Improvement Allowance for the applicable space, in accordance with the provisions of Exhibit C. All Tenant improvements paid for out of the Tenant Improvement Allowance shall be the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease.

2.5 Landlord’s Work. Prior to the execution of this Lease Landlord has substantially completed construction of the Building core and shell in accordance with the specifications for base building work attached hereto as Exhibit C-l (“Landlord’s Work”). All improvements to the Premises required for the lawful use and occupancy thereof by Tenant .other than Landlord’s Work shall constitute Tenant Improvements.

2.6 Inspection and Punch List Work. Within ten (10) calendar days following the full execution and delivery of this Lease, Landlord, Tenant and Tenant’s Construction Representative shall inspect the Premises and prepare a list of all Punch List Work for all Base Building Work as described in Exhibit C-I. Landlord will use reasonable efforts to complete the correction of Punch List Work within thirty calendar days after such inspection. At Landlord’s request, Tenant shall sign such form as is appropriate to indicate that the Punch List Work has been completed to Tenant’s satisfaction or that certain items remain to be completed. In no event shall the refusal or failure of the parties to agree on the nature and extent of Punch List Work, the existence of items of Punch List Work or the completion thereof delay or postpone the occurrence of the Commencement Date.

2.7 Intentionally Omitted.

2.8 Landlord Delays. Landlord’s failure to respond to any Plans and Specifications or proposed changes thereto, or to any contractor proposed by Tenant for the Tenant Improvements within five (5) Business Days after submission thereof to Landlord for approval (including all information regarding the contractor Landlord shall require to determine that it complies with the requirements of paragraph 4.6 of this Lease and paragraph 2(a) of Exhibit C) shall constitute a “Landlord Delay.” The Scheduled Commencement Date shall be extended by one calendar day for each day of Landlord Delay. Except as provided in paragraph 1.35, the Scheduled Commencement Date shall not otherwise be subject to extension.

2.9 Memorandum of Commencement Date. Landlord and Tenant shall execute a Memorandum of Commencement Date in the form attached as Exhibit D with respect to each Commencement Date. In no event shall Tenant record this Lease or any Memorandum of Commencement Date.

2.10 Use and Conduct of Business. The Premises are to be used only for the Permitted Use, and for no other business or purpose without the prior consent of Landlord.  Landlord makes no representation or warranty as to the suitability of the Premises for Tenant’s intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises. Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building (which insurance premiums are based upon the use of the Premises for general office purposes). Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, knowingly violates any of Landlord’s contracts affecting any or all of the Land or Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building, or causes any impairment or reduction of the good will or reputation of the Land or Building. Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration or any increase in the normal consumption level of electric power.  If any of Tenant’s machines and equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such machines and equipment, as may be necessary to eliminate the disturbance.

2.11 Compliance with Governmental Requirements and Rules and Regulations.  Tenant shall comply with all Governmental Requirements relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations of general application as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises, the Building and the Land, and for the preservation of good order in the Building, including the Rules and Regulations attached to this Lease as Exhibit E.  Notwithstanding the foregoing, during construction of the Tenant Improvements, the following Rules listed on Exhibit E shall be temporarily suspended, and Tenant’s performance of these three obligations shall be governed inste3;d by the Plans and Specifications and by the reasonable requirements imposed by Landlord’s construction manager: first sentence of Rule 3, solely as it relates to obstructions of the east wing of the Building, 19, 23, third sentence of Rule 30 (relating to overnight parking of vehicles) and 33.

2.12 Option to Renew. Landlord hereby grants Tenant an option to renew the Term of this Lease, upon the following terms and conditions:

(a) The renewal term (such renewal term, once exercised, is referred to in this Section as the “Renewal Term”) shall be for five (5) years, commencing on the next day following the expiration date of the initial Lease Term of this Lease and expiring at midnight on the day preceding the fifth (5th) anniversary of the commencement date of such Renewal Term;

(b) Except as provided below, Tenant must exercise this option, if at all, upon at least twelve (12) months written notice to Landlord, prior to the expiration date of the initial Lease Term;

(c) At the time Tenant delivers its notice of election to renew to Landlord, this Lease shall be in full force and effect, Tenant shall not have assigned this Lease or sublet more than fifteen (15%) percent of the Premises, and no Event of Default shall have occurred and be continuing hereunder;

(d) The Renewal Term shall be upon the same terms, covenants and conditions contained in this Lease, except that (1) the annual Base Rent shall be the then-current Fair Market Rent of the Premises as of the first day of the Renewal Term, and (2) the Base Amount Allocable to the Premises shall be the Operating Costs Allocable to the Premises for the last calendar Year of the initial Lease Term; and

(e) There shall be no further privilege of renewal.

As used in this Section, “Fair Market Rent” shall mean the amount of annual Base Rent, expressed in dollars and cents per rentable square foot, equal to the market rental then being negotiated for comparable space in Class A office buildings in the Route 202 - Valley Forge - King of Prussia office sub-market. In the event that Landlord and Tenant are unable to agree on the Fair Market Rent for the Renewal Term within thirty (30) days after Tenant’s exercise of its renewal option, either party may require determination of the Fair Market Rent for such Renewal Term by giving written notice to that effect to the other party, which notice shall designate a real estate broker selected by the initiating party having at least ten (10) years experience in the office leasing business in the Route 202 - Valley Forge - King of Prussia office sub-market. Within fifteen (15) days after receipt of such notice, the other party to this Lease shall select a real estate broker meeting the same requirements and give written notice of such selection to the initiating party. Within fifteen (15) days after selection of the second broker, the two (2) real estate brokers so selected shall select a third real estate broker having at least ten (10) years experience in the office leasing business in the Route 202 - Valley Forge - King of Prussia office sub-market who (and whose firm) is not then employed as a leasing broker or management agent by either party or any of their respective affiliates. Each of the three (3) brokers shall determine the Fair Market Rent rate for the Premises as of the commencement of the Renewal Term for a term equal to the Renewal Term within fifteen (15) days after the appointment of the third broker. The Fair Market Rent shall be equal to the arithmetic average of such three determinations; provided, however, that if any such broker’s determination deviates more than five percent (5%) from the median of such determinations the Fair Market Rent shall be an amount equal to the average of the two (2) closest determinations. Landlord shall pay the costs and fees of Landlord’s broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant’s broker in connection with such determination. The cost and fees of the third broker shall be paid one-half by Landlord and one-half by Tenant. If a party fails to designate a real estate broker within the time period required by this paragraph, the “third” real estate broker shall be selected by the broker designated by the initiating party, and those two brokers shall determine the Fair Market Rental by averaging their determinations.

If Tenant exercises this option to renew, Landlord and Tenant shall execute and deliver an amendment to this Lease confirming the commencement and expiration dates of the Renewal Term, and any other relevant terms and conditions agreed upon by Landlord and Tenant applicable during such Renewal Term. In such event the term “Term” whenever used herein shall be deemed to include such Renewal Term.

2.13 Right of First Offer to Lease Additional Space. If at any time during the initial Lease Term (but specifically excluding any Renewal Term) Landlord receives notice that any space in the Building (the “Additional Space”) is to become vacant and available after it is initially leased to a third party tenant, Landlord shall extend to Tenant a right of first offer to lease the Additional Space (the “First Offer Right”) upon the following terms and conditions:

(a) At the time the Additional Space becomes available, the remaining term of this Lease must be at least four (4) years. If necessary to ensure a term of not less than four (4) years,

Tenant may exercise the Renewal Option in conjunction with its exercise of the First Offer Right;

(b) When and if Landlord receives notice that such Additional Space shall become available during the initial Lease Term, Landlord shall first offer in writing to lease such Additional Space to Tenant (which offer shall designate only the Additional Space and not Landlord’s estimate of Fair Market Rent, which shall be determined pursuant to subsection (e) hereof), and Tenant shall accept such offer, if at all, in writing within ten (10) days after receipt of such notice from Landlord. If Landlord does not receive notice of Tenant’s acceptance within such ten (10) day period, the First Offer Right shall terminate and be of no further force and effect;

(c) Tenant shall have the right to lease the entire Additional Space available, and shall specifically not have the right to lease only part of the Additional Space available;

(d) At the time the Additional Space becomes available, Tenant shall not have assigned this Lease or sublet the Premises, and no Event of Default shall have occurred and be continuing hereunder;

(e) If the First Offer Right is exercised, the lease for such Additional Space shall be upon the same terms, covenants and conditions as contained in this Lease, except that (I) the~ annual Base Rent shall be the then-current Fair Market Rent of the Premises as determined pursuant to Paragraph 2.12 as of the first day Landlord delivers possession of the Additional Space to Tenant (assuming that the Base Amount Allocable to the Premises remains unchanged and will be the Base Amount allocable to the Additional Space), but in no event shall the annual Base Rent for the Additional Space be less than the annual Base Rent otherwise payable under this Lease (determined on a per rentable square foot basis), and (2) the Additional Space shall be delivered to Tenant in its then “as-is” condition, with no obligation on the part of Landlord to construct Tenant Improvements; and

(f) This First Offer Right shall be subordinate to any extensions, renewals or other terms and conditions granted to the third party tenant in connection with the initial leasing of the Additional Space.

SECTION 3: BASE RENT. ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1 Payment of Rental. Tenant agrees to pay Base Rent, Additional Rent and any other rent due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager’s Address, or to such other party or at such other place as Landlord may from time to time designate in writing. If this Lease does not specify a due date with respect to any sum payable by Tenant hereunder, such sum shall be due twenty (20) calendar days after written demand for such payment is given to Tenant.

3.2 Base Rent. Tenant agrees to pay Base Rent to Landlord without demand, in advance on or before the first day of each calendar month of the Lease Term. Base Rent for any partial month at the beginning or end of the Lease Term shall be prorated. On execution of this Lease, Tenant has paid to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.

3.3 Intentionally Omitted.

3.4 Additional Rent. Definitions of certain terms used in this paragraph are set forth in subparagraph 3.4.5. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the “Additional Rent”):

3.4.1 Rental Adjustment for Estimated Operating: Costs. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises for each Year following 1999 and the amount payable monthly by Tenant for such Costs shall be computed as follows: one-twelfth (1/12) of the amount, if any, by which the Estimated Operating Costs Allocable to the Premises exceeds the Base Amount Allocable to the Premises shall be Additional Rent and shall be paid monthly by Tenant for each month during such Year after the Commencement Date. If Landlord fails to deliver a written statement of the Estimated Operating Costs for any Year, Tenant shall continue to make monthly payments on account of the Estimated Operating Costs in an amount equal to the estimated monthly payment amount established for the preceding Year. If any such written statement is furnished after the commencement of the Year (or as to the first Year during the Lease Term, after the Commencement Date), Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) prior to delivery of such written statement, less any payments made by Tenant for Estimated Operating Costs for such period.

3.4.2 Actual Costs. Within four (4) months after the close of each Year, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year (including 1999). If for such Year the excess of such Operating Costs Allocable to the Premises over the Base Amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within fifteen (15) calendar days after receipt of such statement by Tenant. If such statement shows the amount by which Operating Costs Allocable to the Premises exceeds the Base Amount to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within ten (10) calendar days following the date of such statement or, at Landlord’s option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

3.4.3 Determination. The determination of Operating Costs Allocable to the Premises shall be made by Landlord in accordance with standard accounting practices used by institutional owners of commercial real estate (“Institutional Accounting Practices”), consistently applied. Each statement of Operating Costs furnished by Landlord to Tenant shall be conclusive and binding upon Tenant unless, within ninety (90) days after receipt of such statement, Tenant shall notify Landlord in writing that Tenant desires to review Landlord’s books and records with respect to such statement. Tenant shall pay all costs associated with or resulting from such review, and pending the completion of such review, Tenant shall pay, without delay, the full amount of the Additional Rent due from Tenant in accordance with each such statement that Tenant desires to review. In the event Tenant gives timely notice of its desire to review a statement of Operating Costs as provided in this paragraph, Tenant, acting by itself or through an independent nationally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis, shall have the right, upon reasonable advance notice and during business hours, to inspect the books and records of Landlord applicable to the determination of such statement of the Operating Costs, for the purpose of verifying in good faith the information contained in such statement for a period of up to one (1) year after the receipt of such statement by Tenant. Any such review shall take place at the location Landlord customarily maintains its books and records with respect to Operating Costs. Landlord shall maintain full, complete and accurate books and records prepared in accordance with Institutional Accounting Practices with respect to Operating Costs, and shall retain such records with respect to each Year for a period not less than two (2) years following delivery of the annual statement for such Year.

Tenant’s review of Landlord’s books and records shall be conditioned upon Tenant and its auditor confirming in writing that all information obtained by Tenant and its auditor as a result of such review, and any resulting compromise, settlement or adjustment between Landlord and Tenant, shall be maintained as confidential and not disclosed to any other person. Tenant shall deliver a written report of its review of Landlord’s books and records to Landlord promptly following completion of an auditor’s review. If as a result of Tenant’s review of Landlord’s books and records Tenant believes that the amount paid by Tenant for Operating

Costs Allocable to the Premises with respect to the Year in question is in excess of the actual Operating Costs Allocable to the Premises for such Year, and Landlord does not accept Tenant’s determination and Landlord and Tenant do not otherwise agree to compromise or settle their dispute over the actual Operating Costs Allocable to the Premises within thirty (30) days after Tenant delivers the written report of its review to Landlord, then either party may require, by giving a written notice to the other, that ‘the dispute be submitted to binding arbitration in accordance with this paragraph. Within fifteen (15) days after either party gives notice requiring arbitration, Landlord shall submit to Tenant a list of three (3) independent accounting firms (which shall be other than the regular certified public accountants used by Landlord and its affiliates), and Tenant shall select the accounting firm to be used as arbitrator within fifteen (IS) days after Tenant receives such list horn Landlord. Each party shall have the right to submit its position regarding the matter in dispute to the selected arbitrator, in writing, with a copy to the other party. The selected arbitrator shall review Landlord’s books and records with respect to the matter in dispute and render its written decision to Landlord and Tenant within forty-five (45) days of the arbitrator’s appointment. Such decision shall be final and binding on Landlord and Tenant.

If it is determined (whether by agreement of the parties or through arbitration) that Tenant’s payments on account of Operating Costs covered by an annual statement were in excess of the amount actually payable by Tenant for the applicable period, Landlord shall grant Tenant a rent credit for the amount of such excess within fifteen (15) days after such determination. Similarly, if it is determined that Tenant’s payments on account were less than the amount actually due, Tenant shall pay the amount of the shortfall to Landlord within such fifteen (15) day period. If it is determined that Tenant’s payments on account of the Operating Costs covered by such annual statement exceeded the amount actually payable by Tenant by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable out of pocket costs incurred by Tenant in its review of such annual statement and pay the fee and expenses of the arbitrator, if any. Except as provided in the preceding sentence, the cost of any review of Landlord’s books and records, including but not limited to the fees and expenses of any arbitrator and any reasonable copying charges imposed by Landlord, shall be at Tenant’s sole expense.

3.4.4 End of Term. If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of calendar days within the Lease Term in such Year and the denominator of which is 360; (c) the Base Amount Allocable to the Premises shall be prorated in the manner described in clause (b); (d) the clause (c) amount (i.e., the prorated Base Amount Allocable to the Premises) shall be deducted horn the clause (b) amount (i.e., the prorated Operating Costs Allocable to the Premises ); (e) if the clause (d) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within fifteen (15) calendar days after Landlord’s delivery to Tenant of a statement for such excess; and (f) if the Estimated Operating’ Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (d) amount, then Landlord shall refund to Tenant the excess within the ten (l0) calendar day period described in clause (e). Landlord’s and Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease.

3.4.5 Definitions. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:

Base Amount Allocable to the Premises: The Operating Costs Allocable to the Premises for the Year 1999.

Estimated Operating Costs Allocable to the Premises: Landlord’s estimate of Operating Costs allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4.1.

Operating Costs: All expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Land, Building, related improvements, and the personal property used in conjunction with such Land, Building and related improvements, including all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, refuse collection, telephone charges, cable television or other electronic or microwave signal reception, steam, heat, cooling or any other service which is now or in the future considered a utility and which are not payable directly by tenants in the Building;

(b) supplies; (c) cleaning and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, moving, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance; (f) management fees and administrative salaries (not to increase on a cumulative basis over the management fees and administrative salaries included in the Base Amount by more than 150% of the increase in the Consumer Price Index, Urban Wage Earners & Clerical Workers (“CPI”) published by the Bureau of Labor Statistics, United States Department of Labor from the date of this Lease to the date of calculation); (g) Property Taxes, tax consultant fees and expenses, and costs of appeals of any Property Taxes; (h) services of independent contractors; (i) compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; G) license, permit and inspection fees; (k) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (1) rental of any machinery or equipment; (m) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (n) the cost of maintenance, repairs and replacements; (0) maintenance and service contracts; (P) legal fees and other similar expenses to the extent that they benefit the tenants or project generally; (q) costs incurred by Landlord for compliance with Access Laws, as set forth in the paragraph captioned “Access Laws”; (r) elevator service and repair, if any; and (s) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building. Operating Costs shall also include an amount necessary to amortize the cost of improvements installed to reduce Operating Costs, the cost to replace carpeting, draperies and wall coverings for the common areas of the Building following substantial completion of the Building, and the cost of all capital improvements required by governmental agencies following substantial completion of the Building by reason of laws and ordinances first enacted following substantial completion of the Building; all amortized over their useful lives together with market interest on their unamortized balances.

Operating Costs shall not include any of the following: (i) ground rent; (ii) interest and amortization of funds borrowed by Landlord; (iii) except as specifically provided in the last sentence of the preceding subparagraph, costs of a capital nature including capital improvements, capital replacements, capital repairs, capital equipment, and capital taxes, as determined under Institutional Accounting Practices; (iv) items and services (of a nature or in a quantity) that Landlord provides selectively to one or more but less than all tenants of the Building; (v) overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or the Land or for supplies or other materials, to the extent the cost of the services, supplies or materials exceeds the competitor costs of the services, supplies, materials were they not provided by a subsidiary or affiliate; (vi) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature other than equipment used in providing janitorial services and not affixed to the Building; (vii) any costs, fines or penalties incurred because Landlord violated any governmental rule or authority; (viii) leasing commissions, legal fees, advertising V’ and space planning expenses incurred in procuring tenants; (ix) structural repairs to the foundation, walls or roof of the Building; (x) costs relating to the preparation of Landlord’s tax returns; (xi) legal fees or similar expenses relating to disputes or negotiations with tenants based on Landlord’s negligent or other tortious conduct; (xii) and salaries, wages, or other compensation paid to employees above the level of building manager (provided that if such employees are employed by a subsidiary or affiliate of Landlord, the salaries, wages and other compensation paid to such employees shall not exceed the salaries, wages and other compensation paid by competitors for similarly qualified personnel), or to officers or executives of Landlord in their capacities as officers and executives. If less than ninety-five percent (95%) of the net rentable area of the Building is occupied by tenants at all times during any Year, then Operating Costs for such Year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had ninety-five percent (95%) of the Building been occupied at all times during such Year by tenants.

Operating: Costs Allocable to the Premises: The product of Tenant’s Pro Rata Share times Operating Costs.

3.5 Utilities.

3.5.1 Landlord shall have the right from time to time select the company or companies providing local telephone and telecommunication services to the Building.  Tenant shall contract directly and pay for all telephone and other telecommunication services used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such services.  If Tenant desires to use the services of a provider of local telephone or telecommunication services whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without the prior written consent of Landlord.

3.5.2 Landlord reserves the right to select the electrical utility provider to the Building. Tenant shall pay Landlord for all electricity consumed at the premises during the Lease Term, at such rates as are charged to Landlord by the providing utilities from time to time, without fee or mark-up to Landlord; provided that, electric consumed by central air conditioning, heating and ventilating equipment and electricity          the operation of the common areas shall not be paid directly by Tenant but shall be:          the Operating Costs paid by Tenant. As part of the Tenant Improvements, Tenant shall install electric meters to measure all electricity consumed in the Premises, including the H\ C units serving the Premises, and Tenant shall pay for electricity based on such meters’ any meter reading charges actually incurred by Landlord. All charges for electricity shall                 as Additional Rent, with the installment of Base Rent with which they are billed, or if, billed separately, shall be due and payable within twenty (20) calendar days after such billing.

3.6 Holdover. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, and Landlord and Tenant do not otherwise agree in writing on the terms of such holding over, then the hold over tenancy shall be subject to termination by Landlord at any time upon not less than ten (10) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that for the first three months of such holding over, Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the period of any such holding over, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a daily basis for each day of the holding over period, and for any period thereafter, an amount equal to 200% of the Base Rent in effect on the termination date, computed on a daily basis for each day of the period of the holding over. Such payment shall not release the Tenant from Tenant’s obligation to pay Additional Rent and any other sums due under this Lease. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly agreed by Landlord in writing. The foregoing notwithstanding, if Landlord does not agree in writing that Tenant may hold over after the expiration or termination of this Lease, Tenant shall pay the daily Base Rent, Additional Rent and other sums during the period of such holding over as set forth above, and Landlord shall be entitled to pursue all remedies at law and in equity to which Landlord is entitled, including, without limitation, rights to ejectment and damages.

3.7 Late Charge. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount when due under this Lease, Tenant shall also pay a late charge equal to three percent (3%) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord’s damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8 Default Rate. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime rate of Riggs Bank, N.A. or such other national banking institution designated by Landlord if such bank ceases to publish a prime rate (the “Prime Rate”) then in effect, plus three (3) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the “Default Rate”), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

SECTION 4: GENERAL PROVISIONS

4.1 Maintenance and Repair by Landlord. Subject to the paragraphs captioned “Damage or Destruction” and “Condemnation”, Landlord shall maintain the public and common areas of the Building and the roof, foundation, exterior walls and windows, interior structural walls, all base building systems (HVAC, electrical, mechanical and plumbing), and all exterior common areas (including lighting, parking areas, paved surfaces, striping and landscaping) in reasonably good order and condition, except for damage occasioned by the act or omission of Tenant or Tenant’s Agents which shall be paid for entirely by Tenant upon demand by Landlord, and ordinary wear and tear. In the event any or all of the Building or exterior common areas becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord, and Landlord shall commence such maintenance or repairs within a reasonable time after Landlord’s receipt of such notice. Landlord shall provide Tenant with reasonable notice (either oral or written) of Landlord’s intent to make any repairs to the Premises, and shall use reasonable efforts to avoid disruption of Tenant’s business operations therein.

4.2 Maintenance and Repair by Tenant. Except as is expressly set forth as Landlord’s responsibility pursuant to the paragraphs captioned “Maintenance and Repair by Landlord” and “Building Services”, Tenant shall at Tenant’s sole cost and expense keep and maintain the Premises in good condition and repair, ordinary wear and tear excepted. If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon three (3) calendar days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant’s sole cost and expense (unless in such period Tenant has performed such work and notified Landlord thereof). Tenant shall pay to Landlord the cost of such maintenance or repair within fifteen (15) calendar days after written demand from Landlord.

4.3 Common Areas/Security. The common areas of the Building shall be subject to Landlord’s sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems in its reasonable discretion necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make alterations or additions to the Building or common area using reasonable efforts to avoid disruption of Tenant’s business operations in the Premises; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject, replat, subdivide, or make other changes to the Land; place, relocate and operate utility lines through, over or under the Land and Building; and use or permit the use of all or any portion of the roofs of the Building, provided that such changes do not impair Tenant’s use of the Premises in a materially adverse manner. Landlord reserves the right to relocate parking areas and driveways and to build additional improvements in the common areas. Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant’s Agents or property in, on or about the Premises, Land or Building. Tenant shall have the right to provide its own security service, security equipment and implement its own security procedures provided that such service, equipment and procedures are entirely within the Premises and do not increase Operating Costs, and provided further that Tenant shall ensure that Landlord and Landlord’s Manager continue to have access to the Premises as set forth herein. In addition, Tenant shall have the right, upon at least sixty (60) days prior notice to Landlord, to have the automatic Kastle Security System locking system on the front and back entrance doors servicing the east wing of the Building deactivated and to install, following Landlord’s approval of such system and plans for its installation, its own security system at the entrance of the east wing of the Building, provided that such system does not increase Operating Costs, and provided further that Tenant shall ensure that Landlord and

Landlord’s Manager continue to have access to the east wing of the Building and the Premises as set forth herein. If Tenant’s security system includes monitoring services acceptable to Landlord, and Tenant ensures that Landlord or Landlord’s agents have notice under any such monitoring services agreement, Tenant shall have the right, upon at least sixty (60) days prior notice to Landlord, to have the Kastle Security System monitoring service discontinued on the east wing of the Building. If Tenant exercises this right to deactivate the Kastle Security System at the east wing entrance doors, upon the expiration or sooner termination of this Lease, Tenant shall at its expense remove the security system installed by it and repair any damage caused thereby and, if necessary, reinstall the Kastle Security System locking system on such doors.

4.4 Building Services.

4.4.1 Landlord shall use diligent efforts to provide the following services and facilities to the Premises:

(a) Heating, ventilating and air conditioning during Business Hours subject to such regulations as the Department of Energy or other Governmental Agency shall adopt from time to time. Tenant agrees to cooperate fully with Landlord and to abide by all the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating and air conditioning systems. If Tenant requires heating, ventilation and air conditioning service at times other than Business Hours, Landlord shall supply the same, subject to payment by Tenant within ten (10) calendar days of billing, of a charge reasonably established by Landlord to offset the cost incurred by Landlord in providing after-Business Hours HVAC service (including wear and tear on equipment). Landlord currently estimates the charge for wear and tear on HVAC equipment at $10.00 per hour per heat pump.

(b) Subject to payment of the charges therefor by Tenant, electricity for normal office use, including normal office equipment, in the Premises (four (4) watts per rentable square foot is deemed normal office use).

(c) Cleaning and maintenance of common areas in the Building.

(d) Continuous passenger elevator service during Business Hours, and service via at least one (I) elevator car at all other times.

(e) Janitorial services, including cleaning of the Premises, in accordance with Exhibit F. Landlord shall not be required to furnish cleaning services to any kitchens, lunchrooms or non-Building standard lavatories in the Premises.

(f) Water for lavatory and drinking purposes.

4.4.2 Tenant shall reimburse Landlord for any and all additional cleaning expenses incurred by Landlord, including garbage and trash removal expenses over and above the normal cleaning provided by Landlord or due to the presence of a lunchroom or kitchen or food or beverage dispensing machines within the Premises.

4.4.3 The services described in this paragraph 4.4 may be subject to slowdown, interruption or stoppage due to the order of any Governmental Agency, Force Majeure, or the maintenance, repair, replacement or improvement of any of the equipment involved in the furnishing of any such service. No such slowdown, interruption or stoppage of any such service shall be construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of Base Rent or Additional Rent or relieve Tenant from any of its obligations under this Lease. Landlord agrees to use reasonable efforts to resume the affected service promptly following any such slowdown, interruption or stoppage. Landlord will provide Tenant, whenever reasonably possible, advance notice of any scheduled service slowdowns, interruptions or stoppages of which it has knowledge. Notwithstanding the foregoing, if any such slowdown, interruption or stoppage is due to the negligence or willful misconduct of Landlord, results in Tenant’s inability to use the Premises and such inability to use the Premises continues for a period in excess of five (5) consecutive business days from the date of Tenant’s notice, Base Rent shall abate hereunder commencing on the sixth (6th) day following the date of Tenant’s notice of such slowdown, interruption or stoppage until Tenant is again able to use the Premises for the Permitted Use.

4.4.4 Landlord shall allow Tenant to use up to twenty-five (25) KV A of draw capacity from the Building’s emergency backup generator to provide a source of temporary power for Tenant’s use in the event of a disruption in the regular supply of electric power to the Building. Tenant acknowledges that the primary purpose of the Building’s emergency backup generator is to provide emergency backup power to the Building’s life safety systems, and that in the event Tenant intends to use its allocated share of the emergency power for computer or other sensitive applications, Tenant shall be solely responsible for taking such measures as Tenant deems necessary or advisable to convert the emergency power to a “clean” power source suitable for such applications. In the alternative, Tenant, with the prior consent of Landlord, shall be permitted to install and maintain, at its sole cost and expense, an emergency electrical generator and power lines to the Premises (collectively, the “Generator”), in order to provide emergency electrical service to the Premises in the event of a power failure. Tenant shall submit to Landlord plans and specifications for the Generator, along with landscaping plans for screening the Generator, for Landlord’s approval. The location of Tenant’s Generator shall be as mutually agreed upon by Landlord and Tenant and identified on a plot plan which Landlord and Tenant shall initial, and Tenant shall be responsible, at Tenant’s sole cost and expense, for installing the approved landscaping in the area around the Generator so that it is screened from view. Tenant shall be solely responsible for maintaining its Generator in good working order and in compliance with all legal requirements. Landlord shall have no responsibility to Tenant for the maintenance, security or operation of Tenant’s Generator, all of which is assumed by Tenant. At the expiration or earlier termination of the Lease, Tenant shall remove the Generator and shall repair any damage caused as a result of such removal.

4.5 Tenant Alterations. Following completion of the Tenant Improvements, Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing or wiring (individually and collectively “Tenant Alterations”), Without first obtaining the consent of Landlord which may be withheld in Landlord’s reasonable discretion.  Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant

Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant’s expense by one or more contractors selected by Tenant and approved by Landlord pursuant to Section 4.6, provided that if the proposed Tenant Alteration involves alteration of the Building Structure or systems,: Landlord may condition Landlord’s approval of such proposed Tenant Alteration on performance of the work by Landlord, at Tenant’s expense. Tenant shall reimburse Landlord, upon receipt of demand therefor, for all out-of-pocket costs and expenses incurred by Landlord related to its review of Tenant’s plans and specifications (regardless of whether Landlord approves Tenant’s request). Upon completion of the Tenant Alterations, Tenant shall pay Landlord a construction management fee to compensate Landlord for the coordination and inspection of such work. The construction management fee shall be equal to five (5%) percent of the total cost of any Tenant Alteration, and shall cover the following services: coordination of space planner; coordination of preparation of construction documents; competitive bidding of Tenant alteration work; selection of contractor; oversight of construction from commencement through completion; oversight of quality of workmanship; coordination of building permit and other necessary approvals from any Governmental Agency; management of change orders; periodic inspections of ongoing construction; and project closeout. Without limiting the generality of the foregoing, Landlord may require Tenant (if Landlord has elected to require Tenant to perform the Tenant Alterations), at Tenant’s sole cost and expense, to obtain and provide Landlord with proof of insurance coverage, in forms, amounts and by companies acceptable to Landlord, as well as with evidence that Tenant’s contractor is bondable at standard rates with a reputable surety company licensed to do business in the Commonwealth of Pennsylvania and otherwise reasonably acceptable to Landlord. All Tenant Alterations to the Premises, regardless of which party constructed them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided that, unless at the time Tenant requested Landlord’s consent to a proposed Tenant Alteration, Tenant requested, and Landlord agreed in writing, that Tenant need not remove such Tenant Alteration upon the expiration or sooner termination of this Lease, upon the expiration or earlier termination of this Lease, at Landlord’s election and upon notice to Tenant, Tenant shall be required to remove some or all of the Tenant Alterations as designated in Landlord’s notice to Tenant (it being understood that nothing herein requires Tenant to remove any of the Tenant Improvements). If Tenant fails to remove any such Tenant Alterations as required by this paragraph 4.5, Landlord may do so and Tenant shall pay to Landlord the entire cost of such removal plus an administrative charge of ten percent (10%) within fifteen (15) calendar days after Tenant’s receipt of Landlord’s written demand therefor. Nothing contained in this paragraph or the paragraph captioned “Tenant’s Work Performance” shall be deemed a waiver of the provisions of the paragraph captioned “Mechanic’s Liens”.

4.6 Tenant’s Work Performance. All construction work to be performed by Tenant that requires Landlord’s consent pursuant to this Lease shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord (which approval shall be subject to Landlord’s discretion and may include a requirement that the prime contractor and the respective subcontractors: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO and (b) employ only members of such labor organizations to perform work within their respective jurisdictions). Tenant’s contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant’s contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord’s consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; (5) free of defect in materials and workmanship; and (6) inspected for quality control (punchlisted) by Landlord’s construction manager. Any and all portions of the Tenant Alterations not in accordance with the plans and specifications approved by Landlord pursuant to Section 4.5 or otherwise not meeting Landlord’s quality and building standards shall be corrected by Tenant, at Tenant’s expense, within thirty (30) days after notification of such defects by Landlord. If Tenant fails to bring the work in question up to the required standards within such 30 day period, Landlord may complete such work (but shall have no obligation to do so) and Tenant shall pay the entire cost thereof to Landlord within fifteen (15) calendar days after Tenant’s receipt of Landlord’s written demand therefor. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant’s Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from any Claims arising as a result of any defect in design, material or workmanship of any Tenant Alterations completed by or at the direction of Tenant.

4.7 Surrender of Possession. Subject to the last subparagraph of the paragraph captioned “Insurance”, Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted. Tenant shall give written notice to Landlord at least twenty (20) calendar days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating.  In the event of Tenant’s failure to give such notice or arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

4.8 Removal of Property. Upon expiration or earlier termination of this Lease, Tenant may remove its trade fixtures, office supplies and office furniture and equipment if (a) such items are readily moveable and are not permanently attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) Tenant is not in default of any covenant or condition of this Lease at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal; and Tenant shall immediately remove all such property if requested to do so by Landlord (unless Landlord has agreed pursuant to Section 4.5 that such property need not be removed). All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering or lighting fixtures and apparatus) or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building, shall become the property of Landlord and shall remain upon and be surrendered with the Premises, except as may be otherwise provided in the paragraph captioned “Tenant Alterations” or the paragraph captioned “Tenant’s Contribution to Tenant Improvement Costs”. Tenant waives all rights to any payment or compensation for such property. If, at the expiration or earlier termination of this Lease or at such time as Landlord exercises its right of re-entry, Tenant has failed to remove any property from the Premises,

Building or Land which it is entitled or required to remove as provided in this Lease, Landlord may, at its option, remove and store such property without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney’s fees actually incurred; second to the payment of the costs or charges for storing any such property; third to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth the balance, if any, to Tenant.

4.9 Access. Tenant shall permit Landlord and Landlord’s Agents to enter into the Premises at any reasonable time upon twenty-four (24) hours notice (oral or written) to Tenant (or without notice in the event of an emergency) for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease. Landlord shall have the right to enter the Premises upon twenty-four (24) hours notice to Tenant for the purpose of showing the Premises to prospective tenants within the period of two hundred seventy (270) calendar days prior to the expiration or sooner termination of this Lease and to erect on the Premises a suitable sign indicating the Premises are available. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant’s Agents, or other persons claiming the right of admittance, unless Landlord has been grossly negligent in admitting any person to the Premises.

4.10                           Damage or Destruction.

4.10.1 If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord. Landlord shall determine, within forty-five (45) days following receipt of such notice from Tenant, whether the damage can be repaired within two-hundred-forty (240) calendar days after Landlord’s receipt of notice from Tenant and if there are sufficient insurance proceeds available to repair such damage, and if Landlord determines that these conditions can be satisfied, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord’s estimation, the damage cannot be repaired within such 240 day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If Landlord restores the Premises under this paragraph, then (1) the Lease Term shall be extended for the time required to complete such restoration, (2) Tenant shall pay to Landlord, upon demand, Tenant’s Pro Rata Share of any applicable deductible amount specified under Landlord’s insurance and (3) Landlord shall not be required to repair or restore any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage, Tenant Alterations or Tenant Improvements which are in excess of the building standard Tenant Improvements. Base Rent, Additional Rent and any other sum due under this Lease during any reconstruction period shall be abated from the date of such damage or destruction until Landlord’s repairs are substantially completed and possession of the Premises is delivered to Tenant. Tenant agrees to look to the provider of Tenant’s insurance for coverage for the loss of Tenant’s use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.

4.10.2 If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within sixty (60) calendar days after the occurrence of such damage. Such notice shall be effective as of the date of damage or destruction if the Premises have been rendered unusable, or upon receipt if the Premises have not been rendered unusable.

4.10.3 Notwithstanding anything in the foregoing to the contrary, if Landlord estimates that any damage cannot be repaired within two-hundred-forty (240) days after Landlord is notified by Tenant of such damage and such damage occurs in the last year of the Lease Term, Tenant shall have the right, upon notice to Landlord, to terminate this Lease within thirty (30) days of receipt of such estimate from Landlord. In addition, or if such damage is not repaired within three hundred (300) days after Landlord is notified by Tenant of such damage, Tenant shall have the right, upon notice to Landlord, to terminate this Lease. Tenant’s notice of termination under this paragraph 4.10.3 shall be effective as of the date of the damage or destruction if the Premises have been rendered unusable, or upon receipt if the Premises have not been rendered unusable.

4.10.4 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises, or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) calendar days after such requirement is made by such holder.

4.11 Condemnation. If all of the Premises, such portions of the Building as may be required for the Tenant’s reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, or if thirty (30%) percent of the parking spaces are so taken and Landlord is unable either to replace such spaces or to provide alternative parking arrangements reasonably acceptable to Landlord and Tenant, then Landlord or Tenant shall have the option, upon notice to the other, to terminate this Lease as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Premises or a portion of the Building not required for the Tenant’s reasonable use of the Premises, or of fewer than thirty (30%) percent of the parking spaces, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall not be abated but Tenant’s Pro Rata Share may be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant’s business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant’s moving expenses or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

4.12                           Intentionally Omitted.

4.13                           Indemnification.

4.13.1 Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises during the Lease Term, (b) any act, omission or negligence of Tenant or Tenant’s Agents, or (c) any breach or default under this Lease by Tenant, provided that Tenant shall not be obligated to indemnify Landlord to the extent any such Claim arises from the gross negligence or willful misconduct of Landlord.

4.13.2 Landlord shall indemnify, defend and hold harmless Tenant and Tenant’s Agents from and against all Claims to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord’s Agents with respect to this Lease, the Premises or the Building.

4.13.3 Neither Landlord nor Landlord’s Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant’s Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building; except for Claims arising solely out of the gross negligence or willful misconduct of Landlord in failing to repair or maintain the Building as required by this Lease after any notice by Tenant required by the paragraph captioned “Maintenance and Repair by Landlord”; provided that, in no event shall Landlord be responsible for any interruption to Tenant’s business or for any indirect or consequential losses suffered by Tenant or Tenant’s Agents.

4.13.4 The obligations of this paragraph shall be subject to the paragraph captioned “Waiver of Subrogation”.

4.14                           Tenant Insurance.

4.14.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect:

(a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant’s obligations under the paragraph captioned “Indemnification”, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord’s request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an “occurrence” rather than a “claims made” basis, and which policy names Landlord and Manager and, at Landlord’s request Landlord’s mortgage lender(s) or its investment advisor, as additional insureds, as their interests appear; and

(b) A policy of extended property insurance (which is commonly called “all risk”) covering Tenant Improvements over the value of the Tenant Improvement Allowance, Tenant Alterations, and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement value of such property.

4.14.2 All insurance policies required under this paragraph may be “blanket” policies which cover other properties occupied by Tenant and shall be with companies having a Best’s rating of ANIII or better, and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) calendar days’ written notice to Landlord.  Tenant shall deliver to Landlord and, at Landlord’s request Landlord’s mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

4.14.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.15                           Landlord’s Insurance. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

4.15.1 A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Five Million Dollars ($5,000,000.00), which policy shall be payable on an “occurrence” rather than a “claims made” basis;

4.15.2 A policy of extended property insurance (what is commonly called “all risk”) covering the Building, the value of the Tenant Improvements up to the Tenant Improvement Allowance and Landlord’s personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property;

and

4.15.3 Such business interruption and/or rent loss insurance as Landlord shall from time to time determine appropriate.

Landlord may, but shall not be required to, maintain property insurance coverage for earthquakes, floods and such other perils in such amounts as Landlord deems appropriate, and the limit on the deductible amount set forth in paragraph 4.15.2 shall not be applicable to such coverage. Such policies may be “blanket” policies which cover other properties owned by Landlord and shall be with an insurance company having a Best rating of ANIII or better. The cost of all insurance policies maintained by Landlord relating to the Land, Building or Premises or the income therefrom shall be Operating Costs. To the extent that any payment on an insurance claim under any Landlord’s policy is reduced by a deductible, such deductible shall be an Operating Cost; provided, however, that the maximum amount Landlord shall charge as an Operating Cost under the policy of insurance described in paragraph 4.15.2 shall be Thirty Thousand Dollars ($30,000.00).

4.16                           Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord’s Agents or Tenant’s Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.17                           Assignment and Subletting by Tenant.

4.17.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord’s consent. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease.  Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord, in addition to any other remedies provided in this Lease or by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, security deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.  Landlord agrees not to collect any such rent, security deposits or other sums payable under such assignments and subleases unless an Event of Default shall have occurred and be continuing.

4.17.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the proposed commencement date of the assignment or sublease, the nature of the proposed subtenant’s or assignee’s business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate, complete and prepared in conformance with generally accepted accounting principles by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will promptly occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. At the same time that Tenant provides Landlord with notice of its desire to assign or sublease, Tenant shall pay to Landlord the sum of $500 as Landlord’s fee for processing such proposed assignment and sublease, including attorneys’ fees incurred by Landlord with respect to such processing (provided that such fee shall be waived in the event Landlord accepts the proposed assignment or sublease and the rent or other consideration, either initially or over the term if the assignment or sublease, exceeds the Base Rent payable hereunder). Receipt of such fee shall not obligate Landlord to approve the proposed assignment or sublease.

4.17.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any commercial factor it deems relevant. Without limiting what may be construed as a factor considered by Landlord in good faith, Tenant agrees that anyone or more of the following will be proper grounds for Landlord’s disapproval of a proposed assignment or sublease:

(a) The proposed assignee or subtenant is or will be unwilling or unable to execute and deliver to Landlord an ERISA Certificate in a form consistent with the provisions of the paragraph captioned “ERISA Representations”, as may be updated by Landlord, or Landlord believes that the proposed assignment or sublease will constitute a prohibited transaction under or otherwise violate ERISA;

(b) The proposed assignee or subtenant does not, in Landlord’s good faith judgment, have sufficient financial worth to insure the full and timely performance under this Lease;

(c) Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (b);

(d) The proposed assignee or subtenant has a reputation for disputes in contractual relations, for failure to observe and perform its contractual obligations in a timely and complete manner or for negative business relations in the business community as a tenant of property or otherwise;

(e) Landlord has received from any prior lessor of the proposed assignee or subtenant a negative report concerning such prior lessor’s experience with the proposed assignee or subtenant;

(f) Landlord has had prior negative leasing experience with the proposed assignee or subtenant;

(g) In Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building, or that is not compatible with the businesses of other tenants in the Building, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

(h) The use of the Premises by the proposed assignee or subtenant will violate any Governmental Requirement or create a violation of Access Laws;

(i) An Event of Default has occurred and continuing under this Lease;

(j) Landlord does not approve of any of the tenant improvements required for the proposed assignee or subtenant; or

(k) The proposed assignee or subtenant is a current tenant or a subtenant of the Building, or Landlord has shown space in the Building other than the Premises to the proposed assignee or subtenant in the six (6) months preceding Tenant’s request.

4.17.4 Within fifteen (15) calendar days after Landlord’s receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord’s approval, disapproval or conditional approval of any proposed assignment or subletting, or of Landlord’s election to recapture the space as provided in subparagraph 4.17.7.  Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord.

4.17.5 Notwithstanding anything in this Paragraph 4.17 to this contrary, without the consent of Landlord but upon notice to Landlord, Tenant may assign or sublet all or any part of the Premises to any of the following (each, a “Permitted Transferee”):

(a) any entity that controls, is controlled by, or is under common control with, Tenant; or

(b) any corporation resulting from the merger, consolidation or other corporate reorganization with Tenant or to any entity that acquires all of substantially all of Tenant’s assets, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant under this Lease and such entity has a net worth following such merger, consolidation or reorganization at least equal to the net worth of Tenant on the date hereof or the date of such merger, consolidation or reorganization, whichever is higher; provided that such corporation or other entity is not a party in interest with Landlord that would result in this Lease being a nonexempt prohibited transaction under ERISA.

4.17.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord fifty (50%) percent of such excess.

4.17.7 If Tenant delivers a notice to Landlord requesting approval of a proposed assignment or sublease, then Landlord may elect, in the case of a proposed assignment of the Lease or subletting of the entire Premises, to terminate this Lease or, in the case of a proposed subletting of a portion of the Premises, to terminate Tenant’s rights under this Lease as to the area proposed to be sublet, as of the date set forth in that notice for the proposed commencement date of the assignment or the sublease; provided that, if no date is set forth in Tenant’s notice, then Landlord may elect to terminate this Lease as of a date at least sixty (60) calendar days after the date of the notice. Landlord shall exercise its rights under this subparagraph by written notice to Tenant no later than twenty (20) calendar days after its receipt of the last of the materials delivered by Tenant to Landlord under this paragraph 4.17.

4.18 Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord’s Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under .this Lease to be performed or observed after the date of such transfer, and the assignee of Landlord’s interest herein shall be deemed to have assumed such obligations and covenants, and in such event, Tenant agrees to look solely to Landlord’s successor-in-interest with respect to such liability; provided that, as to the Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Security Deposit or Prepaid Rent to its successor-in-interest.

4.19 Estoppel Certificates and Financial Statements. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) to the knowledge of Tenant, Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease (as it may have been assigned, modified, supplemented or amended as disclosed pursuant to subsection (d)(l) hereof) represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has knowledge against the enforcement of this Lease by the Landlord (or, if any, a description of any such offset or defense); (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant’s statement may be relied upon by a prospective purchaser or mortgagee of Landlord’s interest or an assignee of any such mortgagee; (9) the representations in the paragraph captioned “ERISA Representations” remain true and correct; and (10) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within fifteen (15) calendar days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet) certified as accurate, complete and prepared in conformance with generally accepted accounting principles by the president, managing partner or other appropriate officer for (i) Tenant, (ii) any entity which owns a controlling interest in Tenant, (iii) any entity the controlling interest of which is owned by Tenant, (iv) any successor entity to Tenant by merger or operation of law, and (v) any guarantor of this Lease.

4.20                           Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord’s lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect Tenant’s rights under this Lease.

4.21                           Hazardous Substances.

4.21.1 Tenant agrees that neither Tenant, any of Tenant’s Agents nor any other person will store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of fuels for the generation of emergency backup power as permitted by paragraph 4.4 hereof, cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant’s business in the Premises, provided that, (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant’s operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord’s sole discretion.

4.21.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees. Tenant agrees that Landlord may be irreparably harmed by Tenant’s breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord’s election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Tenant.

4.21.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the paragraph captioned “Hazardous Substances.”

4.22                           Access Laws.

4.22.1 Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant’s notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

4.22.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord’s responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord’s consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.

4.22.3 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such failure or noncompliance arises out of or relates to: (I) Tenant’s use of the Premises in violation of this Lease; or (2) Tenant Alterations to the Premises; or (3) Tenant Improvements which differ from building standard. Tenant agrees to perform any work required to correct any such failure or noncompliance in a timely manner after notice that such work is required.

4.22.4 Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenant’s responsibility as provided in the preceding subparagraph, which work Landlord agrees to perform in a timely manner after notice that such work is required. Any cost or expense paid or incurred by Landlord to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant’s responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements (not to exceed ten (10) years) using an amortization rate reasonably determined by Landlord, and shall be an Operating Cost for purposes of this Lease.

4.22.5 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of or relating t~ any failure of Tenant or Tenant’s Agents to comply with Tenant’s obligations under this paragraph.

4.22.6 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.23                           Quiet Environment. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord or any person claiming under Landlord.

4.24                           Signs.  Tenant shall not install any signs on the Building exterior or inscribe, post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Land or Building (including without limitation the interior of the Premises) at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld. Subject to Tenant’s compliance with all applicable Governmental Requirements, including receipt of all necessary permits, Tenant shall have the non-exclusive right to install and maintain, at Tenant’s sole cost and expense, a sign on the facade of the Building in accordance with the drawing and specifications attached hereto as Exhibit G (the “Building Facade Sign”) at a location approved by Landlord in writing prior to the installation of the Building Facade Sign. Tenant shall at all times maintain the Building Facade ;”

Sign in good condition and repair and, upon expiration or sooner termination of this Lease, shall ‘( remove the Building Facade Sign and restore the Building to its condition prior to the installation “of the Building Facade Sign, all at Tenant’s sole cost and expense. Landlord also agrees to/ provide Tenant, at Landlord’s reasonable expense, with identification on the monument sign to be to be located at the main entrance to the Building (which identification shall be available to Tenant in a size at least equal to that of any other tenant of the Building), two (2) building standard suite identification signs in the public corridor adjacent to and to the right of each of Tenant’s main suite entrances, and with identification on the Building directory.

4.25                           Subordination. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor’s lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease provided that the holder of such mortgage, deed of trust, ground lease, lien or other instrument agrees to recognize this Lease and Tenant’s rights hereunder. Upon request, Tenant shall execute a subordination, non-disturbance and attornment agreement in a form reasonably satisfactory to Tenant and Landlord’s lender. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument to this Lease. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

4.26                           Workers Compensation Immunity. If and to the extent that Tenant is obligated to indemnify, defend or hold harmless Landlord or Landlord’s Agents from any Claims arising from its use of the Premises or any act or failure to act by Tenant or Tenant’s Agents or otherwise, Tenant expressly waives, to and in favor of Landlord and Landlord’s Agents, its statutory workers compensation act employers immunity relative to any injury to an employee or employees of Tenant. Nothing herein shall be construed as a waiver of any rights Tenant may have with respect to its employees, and no employee of Tenant shall be deemed a third party beneficiary of this provision.

4.27                           Brokers. Landlord shall pay commissions to the Brokers in connection with this Lease in accordance with the terms of the separate commission agreements between Landlord and the Brokers. Except for Landlord’s obligations to the Brokers under such separate commission agreements, each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.

4.28                           Exculpation and Limitation of Liability. Landlord has executed this Lease by its trustee signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal.  Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against the Landlord’s estate and interest in the Building and any insurance proceeds for the Building received by Landlord, and Landlord shall have no personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s .use of the Premises. Further, in no event whatsoever shall any Landlord’s Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.29                           ERISA Representations. Tenant represents to Landlord that with the exception of this Lease, neither the Tenant nor any affiliate of the Tenant is a tenant under a lease or any other tenancy arrangement (1) with (a) Riggs and Company, a division of Riggs Bank N.A., as trustee of the Multi-Employer Property Trust, (b) Riggs Bank N.A. as trustee of the Multi-Employer Property Trust; (c) the Multi-Employer Property Trust; (d) the National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust; (e) The Riggs National Bank of Washington, D.C., as trustee of the Multi-Employer Property Trust; (f) the Harman International Business Campus Joint Venture; (g) the Corporate Drive Corporation as trustee of the Corporate Drive Nominee Realty Trust; (h) Goldbelt Place Joint Venture; (i) Arboretum Lakes-I, L.L.C., a Delaware limited liability company; G) Village Green of Rochester Hills Associates L.L.C.; (k) Pine Street Development, L.L.C.; (I) MEPT Realty LLC; (m) MEPT, L.L.C.; (n) Cabrillo Properties LLC; (0) Valencia LLC; or (P) Mission Trails LLC; or (2) involving any property in which anyone or more of the entities named in clauses (1) (a) through (e) are known by the Tenant to have an ownership interest.

4.30                           Mechanic’s Liens and Tenant’s Personal Property Taxes.

4.30.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Subject to Landlord’s reimbursement of such costs for the Tenant Improvements pursuant to paragraph 2.4 and Exhibit C hereof, Tenant shall payor cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim.

4.30.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay them or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, within fifteen (15) days following demand by Landlord.

4.31                           Intentionally Omitted.

4.32                           Parking. Subject to changes required by applicable Governmental Requirements or eminent domain, Landlord shall provide surface parking for passenger vehicles for the Building at a ratio of 4.0 parking spaces for each 1,000 rentable square feet in the Building.

Such parking shall be available without charge during the Lease Term on a first-come, first served basis.

SECTION 5: DEFAULT AND REMEDIES

5.1                                 Events of Default.

5.1.1 The occurrence of anyone or more of the following events shall constitute a material default and breach of this Lease by Tenant (“Event of Default”):

(a) vacation or abandonment of all or any material portion of the Premises; provided that the vacating of all or a material part of the Premises by Tenant shall not constitute an Event of Default so long as (i) Tenant gives Landlord not less than thirty (30) days notice of the date Tenant intends to vacate the Premises, (ii) on or before the date Tenant vacates the Premises Tenant pays to Landlord Base Rent for the next month in advance of the date otherwise due (e.g., pay on September 1, the installments of Base Rent for the months of October and November), and (iii) otherwise continue to perform Tenant’s obligations under this Lease;

(b) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease where such failure continues for more than ten (10) calendar days after Landlord has provided Tenant with notice of the delinquent payment; provided, however, Landlord need not give any such notice, and Tenant shall not be entitled to any such period of grace, more than twice in any twelve (12) month period;

(c) an assignment of this Lease by Tenant or a sublease of any or all of the Premises without Landlord’s permission except in conformance with paragraph 4.17 hereof;

(d) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of thirty (30) calendar days after written notice from Landlord; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period,

Tenant shall not be deemed to be in default if Tenant shall commence the cure of such default within such thirty (30) day period and thereafter diligently prosecute the same to completion within sixty (60) days after Tenant receives written notice thereof;

(e) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, unless the same is dismissed within forty-five (45) calendar days; (3) the appointment of a trustee or receiver to take possession of substantially all of Ten ant’s assets located in the Premises or of Tenant’s interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant’s interest in this Lease, unless the same is dismissed within forty-five (45) calendar days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due; or

(f) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made.

5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an “unexpired lease” under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2                                 Remedies. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.

5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

(a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination;

(b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

(c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

(d) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

(e) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

(f) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

5.2.3 Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining term of the Lease, discounting such amount to present value at the Prime Rate. Upon recovery of all such amounts, the Lease and all rights of Tenant hereunder shall terminate.

5.2.4 If Tenant vacates, abandons or surrenders the Premises without Landlord’s consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of and for the benefit of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord may reasonably deem advisable, all with the right, at Tenant’s cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.5.

5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: an act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any repairs or alterations made by Landlord to the Premises; re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or the appointment of a receiver, upon the initiative of Landlord, to protect Landlord’s interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

5.2.6 Landlord shall use reasonable commercial efforts to relet the Premises following an Event of Default. The parties agree that it shall be reasonable for Landlord to refuse to relet the Premises on the grounds set forth in paragraph 4.17.3. The parties further agree that Landlord shall not violate its obligations under this paragraph if it leases other available space in the Building before leasing the Premises. If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first. to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any reasonable cost of reletting (including finders’ fees and leasing commissions); third. to the payment of the reasonable cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth. to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord’s expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

5.2.7 TENANT, IN CONSIDERATION FOR THE EXECUTION OF THIS LEASE BY LANDLORD AND FOR THE COVENANTS AND AGREEMENTS ON THE PART OF LANDLORD HEREIN CONTAINED, AND FULLY COMPREHENDING THE RELINQUISHMENT OF CERTAIN RIGHTS INCLUDING RIGHTS OF PRE-JUDGMENT NOTICE AND HEARING PRIOR TO ENTRY OF JUDGMENT AND EXECUTION ON SUCH JUDGMENT, HEREBY EXPRESSLY AUTHORIZES AND EMPOWERS (WHICH POWER IS COUPLED WITH AN INTEREST) ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO ACCEPT SERVICE OF PROCESS FOR, TO APPEAR FOR, AND TO CONFESS JUDGMENT AGAINST TENANT TO RECOVER POSSESSION FROM TIME TO TIME OF THE PREMISES (AND TENANT AGREES THAT UPON THE ENTRY OF JUDGMENT FOR POSSESSION, A WRIT OF POSSESSION - OR OTHER APPROPRIATE PROCESS MAY ISSUE FORTHWITH). In any action by confession for ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding. The authority to confess judgment against Tenant hereunder shall not be exhausted by one (1) exercise thereof, but judgment may be confessed as provided herein from time to time as often as any Event of Default occurs under this Lease, and such authority may be exercised as well after the expiration of the Term of this Lease or during or after the expiration of any renewal Term, by Landlord or any successor Landlord.

5.2.8 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3                                 Right to Perform. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for fifteen (15) calendar days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

5.4                                 Landlord’s Default. In the event that Landlord defaults under or breaches this Lease, Tenant shall notify Landlord of such default or breach in writing, and Tenant shall not exercise any right or remedy which Tenant may have under this Lease or at law if Landlord commences to cure such default or breach within thirty (30) calendar days after receipt of Tenant’s notice and thereafter diligently prosecutes the cure to completion.

SECTION 6: MISCELLANEOUS PROVISIONS

6.1                                 Notices. Unless otherwise specifically stated in this Lease, any notice, request or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) calendar days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other addressees) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with . copies to the persons at the addresses, if any, designated opposite each party’s signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2                                 Attorney’s Fees and Expenses. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the non-breaching party shall be entitled to a reasonable sum for attorney’s and paralegal’s fees, expenses and court costs, including those relating to any appeal.

6.3                                 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord’s right to recover the balance of any amount payable or Landlord’s right to pursue any other remedy provided in this Lease or at law, unless specifically agreed to in writing by Landlord.

6.4                                 Successors: Joint and Several Liability. Except as provided in the paragraph captioned “Exculpation and Limitation of Liability” and subject to the paragraph captioned “Assignment and Subletting by Landlord”, all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term “Tenant,” then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5                                 Choice of Law. This Lease shall be construed and governed by the laws of the state in which the Land is located. Tenant consents to venue in the Eastern District of Pennsylvania or Chester County, Pennsylvania for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6                                 No Waiver of Remedies. Unless otherwise stated in this Lease, the waiver by Landlord or Tenant of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or Lessen the rights of Landlord or Tenant, as the case may be, to insist on the strict performance by the other of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord’s Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord or payment by Tenant of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach.  The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. To be effective, any waiver by Landlord or Tenant must be in writing and signed by the party against whom such waiver is claimed.

6.7                                 Offer to Lease. The submission of this Lease to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8                                 Force Majeure. In the event that either party shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease (other than the payment of money) by reason of Force Majeure, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay. Nothing in the foregoing shall abrogate Tenant’s right to delay the Scheduled Commencement Date as provided in paragraph 1.35, or to abate rent as provided in paragraphs 4.10 and 4.11.

6.9                                 Landlord’s Consent. Unless otherwise provided in this Lease, whenever Landlord’s consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord’s judgment or discretion exercised in good faith and shall be delivered in writing.

6.10                           Severability; Captions. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or .unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease. .

6.11                           Interpretation. Whenever a provision of this Lease uses the term (a) ”include” or “including”, that term shall not be limiting but shall be construed as illustrative, (b) ”covenant”, that term shall include any covenant, agreement, term or provision, (c) ”at law”, that term shall mean at law or in equity, or both, and (d) ”day”, that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.12                           Incorporation of Prior Agreement: Amendments. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, whether oral or written, and no prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.13                           Authority. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) calendar days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.14                           Time of Essence. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.15                           Survival of Obligations. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of-this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.16                           Consent to Service. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.17                           Landlord’s Authorized Agents. Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord’s Agents, only officers of Riggs Bank, N.A. are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner.  Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease or to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner.

6.18                           Waiver of Jury Trial. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or relating in any way to this Lease.

6.19                           Representations and Warranties of Landlord. Landlord represents and warrants to Tenant as follows:

6.19.1 Landlord is a trust organized under 12 C.F.R. Section 9.18 whose Trustee is Riggs and Company, a division of Riggs Bank, N.A. Landlord has full power and authority to enter into this Lease. The person executing this Lease on behalf of Landlord is duly authorized to do so, and occupies the position with the Trustee delineated on the signature page of this Lease.

6.19.2 On the date hereof, to Landlord’s actual knowledge without investigation, the Premises is in compliance with all Access Laws.

(next page is signature page)

IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

Designated Address for Landlord:

c/o Riggs and Company

Attn:

808 17th Street, N.W.

Washington, DC 20006

Facsimile: 202-835-6887

LANDLORD

Riggs and Company, a division of Riggs Bank,

N.A. as Trustee of the Multi-Employer Property

Trust, a trust organized under 12 C.F.R. Section 9.18.

By:
Name:
Its:

with copy to Manager at:

Trammell Crow NE, Inc.

Bay Colony Executive Park

575 East Swedesford Road, Suite 150

Wayne, PA 19087-1613

Facsimile: 610-989-0278

Designated Address for Tenant:

TENANT:

Systems & Computer Technology Corporation,

a Delaware corporation

By:
Name:
Its:

EXHIBIT A TO LEASE

LEGAL DESCRIPTION OF LAND

LOT 2 - WESTBROOK CORPORATE CENTER

ALL THAT CERTAIN LOT or parcel of ground, Situate in the Township of East Whiteland, County of Chester. and State of Pennsylvania, bounded and described according to a Subdivision Plan of Westbrook Corporate Center for Trammell Crow Company, prepared by Edward B. Walsh and Associates, Inc., Civil Engineers, Exton, PA, dated January 27, 1997 and last revised June 9, 1997. Being more particularly described as follows:

BEGINNING at a point on the Northerly right-of-way of Moore Road (T -415) (60 feet wide), said point being a comer this and Lot 3 as shown on said plan, thence extending along the northerly right-of-way of Moore Road, the four (4) following courses and distances: (1) South 61 degrees 16 minutes 30 seconds West, 336.08 feet to a point, (2) South 64 degrees 53 minutes 32 seconds West, 124.05 feet to a point of curvature, (3) on the arc of a circle curving to the left, having a radius of 488.37 feet, the arc distance of 102.06 feet to a point at a point of tangency, and (4) South 52 degrees 55 minutes 08 seconds West, 190.79 feet to a point in the bed of a stream, on the northeasterly right-of-way of Conestoga Road (S. R. 0401) (variable width) being a point on a non tangent curve, a radial line to said point bears South 31 degrees 55 minutes 36 seconds West; thence extending along the said right-of-way, the five (5) following courses and distances: (1) on the arc of a circle curving to the left, having a radius of 5,829.58 feet, the arc distance of 82.13 feet to a point, (2) radial to last mentioned curve, South 31 degrees 07 minutes 10 seconds West, crossing said stream 40.00 feet to a point, a point of nontangent curve, a radial line to said curve bears South 31 degrees 07 minutes 10 seconds West, (3) on the arc of a circle curving to the left, having a radius of 5,789.58 feet, crossing another stream, the arc distance of 455.66 feet to a point of tangency, (4) North 63 degrees 23 minutes 24 seconds West, 99.06 feet to a point, and (5) South 26 degrees 36 minutes 36 seconds West 37.00 feet to a point on the Northeasterly right-of-way of Conestoga Road (S. R. 0401); thence along said right of way North 63 degrees 23 minutes 24 seconds West, 440.33 feet to a point in line of lands now or late of Great Valley High School; thence extending along the same, the two (2) following courses and distances: (1) North 33 degrees 20 minutes 30 seconds East, re-crossing said stream, 834.01 feet to a marble monument found, and (2) South 56 degrees 39 minutes 30 seconds East, 1004.00 feet to an Iron Pin Set, a comer of lands now or late of East Whiteland Township; thence extending along the same, North 33 degrees 20 Minutes 30 seconds East 179.73 feet to an Iron Pin Set, a comer of late now or late Kathryn Freda Cubbing; thence along of said Cubbing South 56 degrees 39 minutes 30 seconds East 163.18 feet to an Iron Pin Set; thence still along land of said Cubbing and land now or late of James L. and Viola A. Price South 76 degrees 52 minutes 50 seconds East 81.79 feet to a point a comer of Lot #3 as shown on said plan thence along said Lot 3 South 05 degrees 26 minutes 12 seconds East 243.23 feet to the said point an place of beginning.

BEING Lot 2 as shown on said plan.

CONTAINING: 21.995 acres of land, be the same, more or less.

1

LOT 3 - WESTBROOK CORPORATE CENTER

ALL THAT CERTAIN LOT or parcel of ground, Situate in the Township of East Whiteland, County of Chester and State of Pennsylvania, bounded and described according to a Subdivision Plan of Westbrook Corporate Center for Trammell Crow Company, prepared by Edward B. Walsh and Associates, Inc., Civil Engineers, Exton, PA, dated January 27, 1997 and last revised June 9, 1997. Being more particularly described as follows:

BEGINNING at a point of Northerly right-of-way line of Moore Road, (T-415)(60 feet wide), said point being a comer of Lot 4; thence extending nom said point of beginning along the North side of Moore Road, South 61 degrees 16 minutes 30 seconds West 296.70 feet to a point, a comer of Lot 2 as shown on said plan; thence extending along the same, North 05 degrees 26 minutes 12 seconds West, 243.23 feet to a point in the land now or late of James L. and Viola A. Price; thence along the land of said Price the three (3) following courses and distances: (1) South 76 degrees 52 minutes 50 seconds East, 44.00 feet to an Iron Pin Set; (2) North 84 degrees 55 minutes 10 seconds East, 170.48 feet to an Iron Pin Set; (3), North 66 degrees 43 minutes 10 seconds East, 11.65 feet to a point, a comer of Lot 4 as shown on said plan; thence along said Lot 4, South 28 degrees 43 minutes 30 seconds East, 124.58 feet to the point and place of beginning.

BEING Lot 3 as shown on said plan.

CONTAINING: 44,001 square feet of land, be the same, more or less.

2

LOT 4-WESTBROOK CORPORATE CENTER

ALL THAT CERTAIN LOT or parcel of ground. Situate in Township of East Whiteland. County of Chester and State of Pennsylvania, bounded and described according to a Subdivision Plan of Westbrook Corporate Center for Trammell Crow Company. prepared by Edward B. Walsh and Associates, Inc., Civil Engineers, Exton, PA dated January 27, 1997 and last revised June 9. 1997. Being more particularly described as follows:

BEGINNING at a point of the Northerly right-of-way line of Moore Road. (T-415)(60 feet wide), said point being a comer of land now or late of Paul R. and Mary Kay Dunne; thence extending from said point of beginning along the North side of Moore Road, South 61 degrees 16 minutes 30 seconds West 321.74 feet to a point. a comer of Lot 3 as shown on said plan; thence extending along the same. North 28 degrees 43 minutes 30 seconds West, 124.58 feet to a point in line of lands now or late of James and Viola A. Price; thence continuing along said Price and lands now or late of Robert J. and Mary Ellen Clarke. North 66 degrees 43 minutes 10 seconds East, 152.77 feet to an Iron Pin Set; thence continuing along Clark and lands now or late of Dr. Karl A. and Marylyn Palmer. North 36 degrees 14 minutes 20 seconds East, 207.88 feet to an Iron Pin Set a comer of said Dunne; thence along said Dunne. South 23 degrees 20 minutes 00 seconds East, 198.94 feet to the first mentioned point and place of beginning.

BEING Lot 4 as shown on said plan.

CONTAINING: 45,012 square feet of land, be the same, more or less

TOGETHER WITH certain easement rights reserved unto the Grantor by Deed of Dedication dated July 30, 1985 recorded October 29. 1985 in Record Book 117 page 407.

3

EXHIBIT B TO LEASE

DRAWING SHOWING LOCATION OF THE PREMISES

[graphic omitted]

EXHIBIT “C”

WESTBROOK CORPORATE CENTER

TENANT IMPROVEMENTS

The following provisions shall apply to the design and construction of the Tenant Improvements with the same force and effect as if all of the provisions of this Exhibit ”C” were set forth at length. in the body of the Lease.

1.                                       Plans and Specifications. Within forty-five (45) days following the date of this Lease, Tenant shall prepare and submit to Landlord for its approval construction drawings, plans and specifications for all improvements to the Initial Premises necessary or appropriate for the lawful occupancy thereof by Tenant for the Permitted Use, and within twenty (20) Business Days prior to the planned commencement of construction of the Expansion Space. Without limiting the generality of the foregoing, such construction drawings, plans and specifications shall show the following details: partition layout (dimensioned), door location and door schedule, reflected ceiling plans, electrical outlets with locations dimensioned, occupancy requirements by room or space, all necessary drawings, sections, details and specifications for special equipment and fixtures, dimensioned locations of all floor loads beyond 60 lbs. per square foot (including partition load), carpentry and millwork, color schedule of all finish items, floor coverings, wall coverings, other special finishes, requirements for special air-conditioning, plumbing and electrical needs, and specifications of all specialty systems or equipment to be installed in the Initial Premises or Expansion Space, as applicable. The term “Premises,” as used in this Exhibit C, shall refer collectively to the Initial Premises and the Expansion Space. Landlord may require that Tenant include in its design of the Premises the building standard suite entry doors specified on Exhibit ”C-2” hereto; otherwise Landlord’s approval of Tenant’s construction drawings, plans and specifications shall not be unreasonably withheld or delayed. Such construction drawings, plans and specifications, once approved by Landlord, are referred to herein and throughout this Lease as the “Plans and Specifications”. Tenant shall not make any modification to the Plans and Specifications without first submitting the proposed modification to Landlord and obtaining Landlord’s written consent thereto.

2.                                       Construction.

(a)                                  The Tenant Improvements shall be constructed in a good and workmanlike manner, in compliance with all Governmental Requirements, by one or more contractors (collectively, the “Tenant Improvement Contractor”) selected by Tenant and approved in writing by Landlord. Without limiting the scope of Landlord’s approval rights, the Tenant Improvement Contractor must be a party to and bound by a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO and covenant to employ with respect to the construction of the Tenant Improvements only subcontractors similarly bound by such a collective bargaining agreement and employing only members of such labor organizations to perform work within their respective jurisdictions.

(b)                                 Landlord’s construction manager shall be given access to the Initial Premises or Expansion Space, as applicable, at all times during the performance of the applicable Tenant Improvements for purposes of inspecting the same. Landlord shall have the right to reject any portion of the Tenant Improvements which Landlord determines to deviate materially from the Plans and Specifications or to be in violation of any Governmental Requirements. Upon substantial completion of the Initial Premises or Expansion Space, as applicable, the Tenant Improvements shall be inspected for quality control (punchlisted) by Landlord’s construction manager. Any and all portions of the Tenant Improvements not in conformance with the Plans and Specifications shall be corrected by Tenant, at Tenant’s expense, within thirty (30) days after notification of such defects by Landlord. Landlord’s review of the Plans and Specifications or inspection of the Tenant Improvements is for Landlord’s separate purposes; Landlord’s approval or inspection of any thereof shall not be construed as a recommendation, representation or warranty of any kind, including but not limited to compliance with Governmental Requirements or fitness for a particular purpose, or otherwise limit Tenant’s obligations under this Lease.

(c)                                  Prior to the commencement of the applicable Tenant Improvements, Tenant or the Tenant Improvement Contractor shall provide to Landlord copies of all required building permits for construction of the applicable Tenant Improvements and insurance certificates with coverages and limits as specified by Landlord, naming Landlord and the Manager as additional insureds. The Tenant Improvement Contractor shall also execute a waiver of mechanics liens in form and substance satisfactory to Landlord, which waiver must be filed with the Chester County Prothonotary prior to commencement of such Tenant Improvements at Tenant’s expense; provided, however, that if funds remain in the Tenant Improvement Allowance, Tenant shall be entitled to draw upon the Tenant Improvement Allowance for payment of any expenses associated with the filing of mechanics lien waivers.

(d)                                 Construction of the Tenant Improvements shall not, at any time or in any manner, interfere with any work being performed by Landlord in or about the Building. Tenant shall be fully responsible for coordinating the work of the Tenant Improvement Contractor with the work of Landlord’s contractors so as to prevent any interference with construction undertaken by Landlord in other portions of the Building. Landlord agrees to cooperate with Tenant in such scheduling. All conflicts between Tenant and the Tenant Improvement Contractor on the one hand and Landlord’s contractors on the other hand shall be resolved as reasonably determined by Landlord’s construction manager. Tenant shall be and remain liable to Landlord for all costs of any kind which are incurred by Landlord as a result of interference, disruption or non-coordination with the work of Landlord’s contractors. In the event of a work stoppage or slowdown by Landlord’s contractors as a result of work being performed by the Tenant Improvement Contractor, Tenant will, upon notice from Landlord, cease all such construction until Tenant can schedule such work so that it does not interfere with the work being performed by Landlord’s contractors.

(e)                                  Tenant shall be solely responsible for (i) transportation, safekeeping and storage of material and equipment used in the performance of the work by the Tenant Improvement Contractor, (ii) the cost of removal of debris and waste resulting therefrom, (iii) defective design and work caused by the Tenant Improvement Contractor; and (iv) any damage caused by the Tenant Improvement Contractor; provided however, that Tenant shall be entitled to draw upon the Tenant Improvement Allowance for payment of costs associated with subsections (i) and (ii) of this subsection (e). Tenant shall also indemnify and hold harmless Landlord and Manager from any and all claims arising out of, in any manner, the operation of the Tenant Improvement Contractor.

3.                                       Tenant Improvement Costs.

(a)                                  The cost of any improvement, modification, construction, design, management, inspection, review or any other cost or expense incurred toward the preparation of the Tenant Improvements for Tenant’s desired and Permitted Use, including but not limited to the cost of architectural and engineering services, permits and approvals and the sums payable to the Tenant Improvement Contractor, are collectively referred to herein as the “Tenant Improvement Costs”.  Tenant shall be responsible for payment of the Tenant Improvement Costs as and when due, subject to reimbursement by Landlord in an amount not to exceed the Tenant Improvement Allowance pursuant to Section 4 below.

(b)                                 Prior to commencement of the Tenant Improvements for each portion of the Premises, Tenant shall deliver to Landlord (i) a certificate executed by Tenant attaching a budget (the “Budget”) for the Tenant Improvements for such portion of the Premises, which shall constitute Tenant’s good faith estimate of all Tenant Improvement Costs for such portion of the Premises, and (ii) a copy of Tenant’s construction contract with the Tenant Improvement Contractor. Tenant shall be permitted from time to time to adjust the Budget if Tenant’s good faith estimate has changed, but in no event shall total costs in the Budget for the Tenant Improvements for any portion of the Premises exceed the Tenant Improvement Allowance allocated to such portion of the Premises.

4.                                       Tenant Improvement Allowance. Landlord agrees to pay to Tenant an amount to be applied against Tenant Improvement Costs for each of the Initial Premises and the Expansion Space, up to a maximum of the applicable Tenant Improvement Allowance. Landlord’s obligation to pay the Tenant Improvement Allowance shall be subject to the following:

(a)                                  No Event of Default shall have occurred and be continuing hereunder at the time any such payment is requested.

(b)                                 Payments by Landlord shall be requested no more frequently than once per month and shall be made within twenty-three (23) Business Days after Landlord’s receipt of the applicable supporting documentation mentioned in this Section.

(c)                                  Each request by Tenant for payment shall be accompanied by (i) a copy of an application and certificate for payment (AIA Document G702 or equivalent) signed by the Tenant Improvement Contractor, (ii) a certificate from Tenant that all amounts requested are for Tenant Improvement Costs actually incurred, that all amounts payable to the Tenant Improvement Contractor for which previous requests for payment have been made and for which Tenant has received payment from Landlord have been fully paid and the current payment requested by Tenant is then due and payable, and (iii) releases of liens executed by the Tenant Improvement Contractor and all subcontractors, releasing all lien rights any of such contractors may have with respect to all work performed through the date of the previous payment. To the extent that there is a dispute between Tenant and its contractors pursuant to which Tenant has withheld payment on account of any Tenant Improvement Costs, Tenant shall not request payment therefor and Landlord shall not make payment with respect thereto until such dispute is resolved.

(d)                                 In the event that the Budget indicates that the applicable Tenant Improvement Costs are in excess of the applicable Tenant Improvement Allowance, Landlord shall not be obligated to make any payment under this Section unless and until Tenant has demonstrated to Landlord’s satisfaction that Tenant has paid for Tenant Improvement Costs in such amount as may be required so that the remaining Tenant Improvement Costs to be paid do not exceed the remaining Tenant Improvement Allowance to be advanced by Landlord. If upon completion of the Initial Premises or the Expansion Space any Tenant Improvement Allowance remains for such portion of the Premises, Landlord shall reimburse Tenant for any amounts expended by Tenant pursuant to this subparagraph (d).

(e)                                  Tenant’s construction contract with the Tenant Improvement Contractor shall provide for retainage of not less than ten percent (10%) until substantial completion of the applicable Tenant Improvements. Whether or not the construction contract so provides, Landlord shall be entitled to retain an amount equal to ten percent (10%) of all payments otherwise to be funded by Landlord for payment to the Tenant Improvement Contractor until such time as the applicable Tenant Improvements have been substantially completed.

(f)                                    Prior to Tenant’s request for the final payment of the applicable Tenant Improvement Allowance, Tenant shall submit to Landlord (i) final releases of lien signed by the Tenant Improvement Contractor and all subcontractors who provided any labor or materials with respect to the applicable Tenant Improvements (which releases may be contingent upon the receipt of sums reflected in the final payment application and for which may exclude reasonable holdback:) for punchlist items), (ii) if requested by Landlord, a Confirmation of Lease Term Agreement in the form of Exhibit ”D” hereto, satisfactorily completed and executed by Tenant, (iii) a certificate executed by Tenant that all applicable Tenant Improvement Costs have been paid by Tenant except for reasonable holdbacks related to punchlist items as specified in such certificate, and (iv) a set of the Plans and Specifications marked to show as-built conditions, which shall be reproducible if permitted by the party that prepared such Plans and Specifications.

(g)                                 In the event that the cost of the Tenant Improvements for the Initial Premises or the Expansion Space is less than the Tenant Improvement Allowance allocated to such space, Tenant shall receive a credit in the amount of fifty (50%) percent of such savings, to be applied against the installments of Base Rent first falling due following determination of the amount of such credit; provided, however, that. the credit shall not exceed $31.00/rentable square foot of space in the Initial Premises or the Expansion Premises, as applicable.

EXHIBIT “C-1”

BASE BUILDING WORK

Floor Finish:	1st Floor:	4” slab on grade
	2nd and 3rd Floors:	4 ½” lightweight slab

Interior Columns:	Steel “I” beams enclosed with ½” gypsum wall board; taped and spackled; ready for paint.

Exterior (Perimeter)
Columns:	Steel “I” beams enclosed with ½” gypsum wall board; taped and spackled; ready for paint.

Exterior Knee Walls
(below windows):	Pre-case concrete exterior with 3 ½” R-13 kraft paper faced mineral fiber batt insulation between 2 ½” metal stud knee wall. Exterior walls do not include gypsum wall board on tenant side.

Window Wall Sills:	5 ½” wide extruded aluminum sill.

Window Treatments:	All exterior windows shall receive Levelor Riviera Contract 1” blind in a brushed aluminum 34 color.

Demising Partitions:

3 5/8” 25-gauge metal studs, 16” O.C. with 5/8” gypsum wall board on each side of wall to underside of structure above. 1 ½” thick mineral wool batts will be provided in all demising walls. Demising partitions shall mean walls separating Tenant’s space from base Building common areas.

Ceilings:

Armstong 15/16” Prelude hook exposed tee system. Ceiling will be installed in a 4’ x 4’ grid pattern with balance of grid to complete a 2’ x 4’ ceiling system stocked in tenant area for installation as part of Tenant Improvements. Ceiling tiles to be a Second Look II, angled tegular panel. Tiles will be installed at each sprinkler head with balance of stock distributed on each floor for installation as part of Tenant Improvements.

Sprinklers:

Chrome semi-recessed sprinkler heads with white escutcheons will be installed at code minimum for an open unoccupied building. Heads to be installed within 6” radius of center of each 2’ x 2’ (Second Look) tile pattern.

Light Fixtures:	2’ x2’ or 2’ x 4’ fluorescent 277-volt lay-in fixtures. Fixtures to be distributed and stocked on each floor at one (1) fixture per every

90 square feet of rentable area, for installation as part of Tenant Improvements.

Electrical:	Tenant electrical panels are located in electric rooms situated on each floor adjacent to building cores.

HVAC System:

Water source heat pump system. Water loops will be installed complete in each tenant space. Heat pumps will be distributed and stockpiled on each floor for installation as part of Tenant Improvements. HVAC units will be provided in size and number sufficient, based upon the Building standard mechanical design parameters, to service an office environment consisting of 60% private offices and 40% open space. Distribution and diffusers from the heat pumps is not included under the base building scope of work and is to be provided as part of the Tenant Improvements.

Plumbing:	Wet stacks, vents and cold water risers are provided throughout tenant areas. Access to plumbing risers will depend upon space’ configuration.

Telephone:	Telephone rooms are provided on each floor adjacent to main lobby and building core areas.

EXHIBIT “C-2”

TENANT IMPROVEMENT STANDARD SPECIFICATIONS

WESTBROOK CORPORATE CENTER

The following are standard specifications for office tenant spaces constructed by the Landlord at Westbrook Corporate Center. This Exhibit is included in the Lease solely for informational purposes as to Landlord’s quality and building standards. As provided in Paragraph 2.4 of the Lease, Landlord is not providing to Tenant any of the services or materials contemplated by this Exhibit. Tenant is solely responsible for construction of Tenant Improvements, and shall construct such Tenant Improvements using quality standards and materials of the same or superior quality or craftsmanship as set forth herein.

DESIGN SERVICES

The Landlord’s interior designer will meet with the Tenant to determine the Tenant’s requirements and will develop a space plan for the Tenant’s approval. This space plan and construction drawings for a “standard” tenant space will be provided at Landlord’s sole expense unless otherwise noted in the lease proposal. Landlord will not be responsible for construction schedule delays caused by Tenant’s failure to provide necessary programming information to the interior designer in a timely manner, and as specifically requested in a schedulized format. The Architect will arbitrate any discrepancy in punch list items between Contractor and Tenant. The Architect or Landlord will determine substantial completion.

SIGNAGE

The Landlord shall provide two building standard suite identification signs in the public corridors adjacent to and to the right of Tenant’s main suite entrances. The signs will consist of a suite number and Tenant’s name in the building-standard sign format.

SUITE ENTRANCE

Suite Entrance Doors: Building standard suite entrance doors shall be full height 3’0” x 8’4” x 1¾” solid core, flush panel, plastic laminate covered to match building standard (Nevamar Black Lodestone Textured - LD-6-11). Frames shall be welded steel to match building standard with painted finish. Finish to be two (2) finish coats of acrylic enamel over one (1) primer coat Paint shall be Duron, Fired Steel 8794M. One suite entrance door shall be provided per tenant space, except if additional exits are required by the building code. Any suite entrance door proposed in lieu of the building standard must be approved by Landlord.

Suite Entrance Hardware: Hardware at suite entrance doors shall be Sargent 8200 series (or equal) lever handle locksets in US26D finish and two (2) pair of Hager, AB920, 4½” x 4 ½” hinges with a US26 finish. Door closer will be LCN, hinge side, aluminum, HO, 1460DA-3049. Wall stops and silencers shall also be provided.

INTERIOR FINISHES

Interior Partitions: Standard interior office partitions shall be 8’-6” in height (ceiling height). Construction shall be non-load-bearing, with 3-5/8” metal studs, 25 gauge, 24” oc, and 5/8” gypsum board on each side. All gypsum board partitions shall be taped, bedded, floated, textured, sanded and painted.

Three-inch thick sound attenuation batts will be provided within all walls around conference rooms, with 3-1/2” thermal batts laid over ceiling at wall junction located such that two feet of batts are laying on each side of partition.

The Landlord allowance provides for one linear foot of interior partition for each 36 square feet of leased space.

Demising Partitions: Standard tenant separation partitions shall be 3-5/8”, 25-gauge metal studs, 16” oc, with 5/8” gypsum board on each side of wall to underside of structure. Sound attenuation batts will be provided in all tenant demising walls.

The Landlord allowance provides for demising partitions as required by the tenant plan.

Interior Doors: All interior doors shall be building standard 3’0” x 8’4” x 1¾” solid-core, flush panel, plastic laminate covered with Nevamar Black Lodestone Textured LD-6-1T. Frames shall be welded steel to match building standard with painted finish.

One interior door per 800 square feet of leased space shall be provided.

Interior Door Hardware: Hardware shall be Sargent 8200 series (or equal) lever handle latchsets in US26D finish and two (2) pair of Hager, AB920, 4 ½” x 4 1/2” hinges with a US26 finish. Hardware to include wall stops and silencers.

Ceilings: Ceilings shall be suspended 2’-0” x 4’-0” acoustical tile system with an exposed metal “tee” grid, located 8’-6” above finish floor. Ceiling tile is U.S. Gypsum Omni “Illusion” 2 x 4

Second Look II, or equal. Suspension system shall be DODD Products, Class ”A” with white baked enamel finish, or equal.

Floor Finish: Floor finish shall be 32 ounce cut-pile carpeting in a glue-down installation with 2-1/2” rubber cove base. Armstrong Standard Excelon vinyl composition tile flooring is also available, as is 28 ounce level loop carpet.

Samples of the building standard flooring and base will be provided by Landlord’s interior designer.

Upgraded flooring is available from Landlord’s tenant selection samples.

Wall Finish: The building standard wall finish shall be three coats (one primer; two color coat) of flat latex paint as selected by the Tenant from Landlord’s samples. One base color and not more than two accent colors will be provided.

Vinyl and fabric wallcoverings may be selected by Tenant from Landlord’s samples.

Windows: Sills at perimeter windows shall be Aluminum to match the window frames. Window blinds shall be provided by Landlord at all exterior and atrium windows. Blinds will be 1” slim-line mini blinds, Levelor or equal, in brushed aluminum finish.

MECHANICAL AND ELECTRICAL SYSTEMS

Air-conditioning and Heating: Office areas shall be conditioned by the building’s summer and winter air conditioning and heating system based on the following performance specifications (based on one person per 250 square feet with no heat-producing machines):

When outside conditions are:	Office conditions shall be:

Summer: Between 95° F(db) and 75°F(db)	75° F-78 ° F(db) 50% R humidity
Winter: 10° F(db)	69° F-75 ° F(db) 20% R humidity

Air-conditioning and heating distribution shall be specifically engineered for each tenant space using base building systems. Linear diffusers will be provided at all exterior walls, 2’ x 2’ square diffusers at the interior.

All costs related to heat pump units or duct work that is in addition to what is provided to meet the performance specifications for base building shell design, and all other costs related to moving existing heat pump units or ductwork or for additional cooling required by computers, telephone or other equipment, shall be paid by Tenant.

Electrical Power: The building’s standard electrical service is 277/480-volt, 3-phase, 4-wire. The size of this service for each space shall be determined by electrical load requirements for the standard office. No additional service will be provided for tenant equipment unless specifically agreed upon and indicated on lease construction plans. The Landlord reserves the right to separately meter all electrical usage.

Electrical power shall be provided for normal electrical devices such as building standard fluorescent lighting, receptacles, copy machines, desktop computers, etc. Any additional service required as a result of heavy electrical demand (Computer Room Cooling Systems, UPS Systems, etc.) shall be at Tenant’s expense.

Lighting: Standard lighting in the office areas shall be 2’-0” x 4’-0” fluorescent fixtures with three (3) 32WT8 lamps and 27 deep cell parabolic lenses. Fixtures will be 277 volt, Lithonia #2PMOGB-332-27-GEB10 or equal.

Light fixtures shall be provided at one (1) 2’-0” x 4’ -0” fixture per 100 square feet of leased space.

Switches and Receptacles: Wall outlets/receptacles (standard 120-volt duplex) and switches shall be black devices with satin finish stainless steel or aluminum plates and provided after review and mutual approval of the space plan and construction drawings by Landlord and Tenant.

One (1) 120-volt duplex wall outlet shall be provided per 350 square feet of tenant office space.

One (1) wall switch shall be provided per 350 square feet of tenant office space.

Dedicated receptacles and any special equipment receptacles shall be provided at Tenant’s cost after review and mutual approval of the space plan and construction drawings by Landlord and Tenant.

Telephone: Each tenant must arrange for its telephone requirements directly with Bell Atlantic-PA Telephone or the shared tenant services provider. Telephone installation shall be scheduled and coordinated by Tenant with Landlord at time of construction. Installation shall be at Tenant’s expense. Phone outlet locations can be indicated on construction documents at the request, of Tenant. A conduit with pull string from telephone equipment room to tenant space will be provided by Landlord.

Fire Protection: The building is fully sprinklered. Chrome pendent-mounted sprinkler heads shall be provided at one per 250 square feet. Additional heads or relocation required by the building code will be provided after review and mutual approval of the space plan and construction drawings by Landlord and Tenant.

Additional heads due to unusual or densely officed tenant designs shall be at Tenant’s expense.

Fire extinguishers shall be provided as required by code for standard office uses.

Plumbing: Sinks and other plumbing fixtures within the lease space are available and will be provided at Tenant’s expense after review and mutual approval of a space plan and construction drawings by Landlord and Tenant.

EXHIBIT D TO LEASE

FORM OF MEMORANDUM OF COMMENCEMENT DATE

Riggs and Company, a division of Riggs Bank, N.A. as trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R Section 9.18, as Landlord, and Systems & Computer Technology Corporation, a Delaware corporation, as Tenant, executed that certain Office Lease dated as of                        , 1998 (the “Lease”).

The Lease contemplates that upon satisfaction of certain conditions Landlord and Tenant will agree and stipulate as to certain provisions of the Lease. All such conditions precedent to that stipulation have been satisfied.

Landlord and Tenant agree as follows:

1.                                       The Commencement Date of the Lease is                                                         .

2.                                       The Termination Date of the Lease is                                                               .

3.                                       The Premises consist of                            rentable square feet.

4.                                       Base Rent is as follows: Annual Base Rent during first Lease Year shall be $25.00/rsf. When the Expansion Space is added to the Premises in accordance with paragraphs 1.11 and 1.30, the Annual Base Rent for the first Lease Year shall increase by the number of rentable square feet added to the Premises multiplied by $25.00/rsf. Upon the Expansion Commencement Date, Base Rent for remainder of the Lease Term shall be as follows:

Lease Year	Annual Base Rent	Monthly Base Rent

2	$1,884,552.00	$157,046.00
3	$1,921,504.00	$160,125.33
4	$1,958,456.00	$163,204.67
5	$1,995,408.00	$166,284.00
6	$2,069,312.00	$172,442.67
7	$2,106,264.00	$175,522.00
8	$2,143,216.00	$178,601.33
9	$2,180,168.00	$181,680.67
10	$2,217,120.00	$184,760.00

Tenant’s Pro Rata Share shall be a fraction, the numerator of which shall be the number of square feet of rentable floor area in the Premises, and the denominator of which shall be the number of square feet of rentable floor area in the Building.

IN WITNESS WHEREOF, the parties have caused this Memorandum to be duly executed as of                                             , 199  .

LANDLORD:	TENANT

Riggs and Company, a division of Riggs Bank	Systems & Computer Technology
N.A. as trustee of the Multi-Employer Property	Corporation, a Delaware corporation
Trust, a trust organized under 12 C.F.R. Section
9.18

By:	By:
Name:	Name:
Its:	Its:

EXHIBIT E TO LEASE

RULES AND REGULATIONS

1.                                       No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2.                                       If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3.                                       Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land,  Building and the Building’s tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

4.                                       The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5.                                       All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor, any of Landlord’s Agents or any other person.

6.                                       Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.                                       If Tenant requires telegraphic, telephonic, computer circuits, burglar alarm or similar services, it shall first obtain Landlord’s consent, and comply with, Landlord’s instructions for their installation, and shall pay the entire cost of such installation(s).

8.                                       Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight.  Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9.                                       Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

10.                                 Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

11.                                 Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

12.                                 Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

13.                                 Landlord reserves the right to exclude from the Building during non-Business Hours, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the

Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

14.                                 Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15.                                 Tenant shall not arrange for bulk deliveries to the Premises of ice, drinking water, food, beverage, towel or other similar services, except at such hours as may be fixed by Landlord for such deliveries, and otherwise in accordance with these Rules and Regulations. All such deliveries shall be made by the freight elevator, and not by passenger elevator.

16.                                 The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

17.                                 Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business nom other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

18.                                 Tenant shall not install any radio or television antenna, loudspeaker or other device in, on or about the Premises or Building without Landlord’s consent, and provided that the installation and maintenance of such equipment shall not permeate the membrane of the roof or otherwise vitiate any warranty on the roof of the Building, and provided further that such equipment shall be properly screened. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19.                                 Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork, doors, or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20.                                 Tenant shall not install upon the Premises any vending machine except at such hours as may be fixed by Landlord for a delivery of heavy equipment and otherwise in accordance with these Rules and Regulations. Any delivery of any vending machine shall be made by the freight elevator, and not by passenger elevator.

21.                                 Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

22.                                 Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord’s judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

23.                                 Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24.                                 The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters’ Laboratory approved equipment for microwaving or toasting food or for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.

25.                                 Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26.                                 Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

27.                                 Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.                                 Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29.                                 The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

30.                                 Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land. Tenant shall not use more than its prorata share of parking spaces. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks. Landlord shall have no obligation whatsoever to monitor or police the use of the parking or other common areas.

31.                                 Landlord may waive anyone or more of these Rules and Regulations for the benefit of Ten ant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.

32.                                 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

33.                                 No furniture, equipment, supplies or merchandise of Tenant shall be received in the Building, or carried up or down the elevators or stairways, except during such hours as shall be designated by Landlord.

34.                                 No smoking shall be permitted in the Building except for rooms constructed with ventilation systems approved by Landlord which are vented directly to the exterior of the Building. No smoking shall be permitted outside the Building except in areas designated by Landlord as smoking areas.

35.                                 Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land and the preservation of good order in the Building.  Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.

36.                                 Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant’s Agents.

EXHIBIT F TO LEASE

SCHEDULE OF CLEANING SERVICES

Daily Cleaning Services

1.                                       Empty waste baskets and remove refuse to designated area. Reline and wipe clean receptacles as needed.

2.                                       Break down all boxes or any items marked trash and remove to designated areas.

3.                                       Thorough vacuuming of all carpeted area.

4.                                       Sweep all hard floors (tile, wood, etc.).

5.                                       Sweep and damp mop all vinyl, marble and quarry tile floors. Spot buff as needed.

6.                                       Spot clean minor carpet stains.

7.                                       Dust and/or wipe clean the following surfaces:

•           desks

•           chairs

•           file cabinets

•           tables

•           telephones

•           pictures and frames

•           doors

•           lamps

•           ledges and shelves

•           desk/furniture partitions

•                                          any other horizontal surface of a fixture or furniture subject to collecting dust

8.          Wipe clean the following surfaces:

•           window sills and ledges

•           counter tops and kitchen cabinets

•           private entrance doors

•           glass, mirrored and wood doors, panels, windows and walls

•           walls in kitchen and disposal area

•           conference tables

9.                                       Wash, clean and disinfect water fountains and/or coolers. Give special attention to adjacent floor areas.

10.                                 Establish regular cleaning maintenance program for floor in public lobby area in conjunction with Property Manager; standard necessary to maintain is high quality shine with no water marks, stains, scuffing or other signs of wear.

11.                                 Wipe and polish all glass, chrome and metal surfaces such as windows (interior and up to standard ceiling height), partitions, banisters, door knobs, light switch plates, kick plates, directional signs and door saddles.

12.                                 Dust and wipe clean sand urns.

13.                                 Polish directory.

14.                                 Vacuum and spot shampoo all carpet entrance mats.

15.                                 Spot clean all wall surfaces.

16.                                 Clean all entrance doors.

Daily Elevators

1.                                       Wash and polish wood and stainless walls, doors and hall plate. Keep tracks clean of dust, dirt and debris. Vacuum carpet. Spot clean carpet as needed.

Daily Vending Areas

2.                                       Thoroughly vacuum carpeting and damp mop tile flooring daily. Special attention to cleaning crevices, between and under vending machines.

3.                                       Thoroughly wipe all tops and sides of vending machines and express mail box cabinets with damp cloth. Spot clean all wail surfaces.

4.                                       Empty trash and reline can daily.

5.                                       Spot clean exteriors of waste containers.

Daily Lavatories

6.                                       Sweep and wet mop all tile floors using disinfectant. Deck brush under urinals and behind toilets as required.

7.                                       Thoroughly clean all mirrors, top to bottom.

8.                                       Scour, wash and disinfect all sink basins, counter tops, bowls, urinals, including undersides.

9.                                       Wash toilet seats, both sides.

10.                                 Wipe clean all partitions and tops of ledges.

11.                                 Wipe clean all wall tile as needed.

12.                                 Remove all trash and sanitary waste, wash receptacles as necessary. Remove rubbish to designated area.

13.                                 Restock hand soap and paper products.

14.                                 Polish all stainless dispensers and fixtures.

Weekly Cleaning Services

15.                               Wash and sanitize metal partitions. Dust horizontal surfaces exceeding 70” height.

Damp clean ceiling and exhaust fans.

16.                                 Dust all blinds in common areas.

17.                                 Sweep fire tower stairwells. Wet mop as needed. Wipe hand rails and dust metalwork.

18.                                 Wipe clean all desk tops and credenzas.

19.                                 Remove all finger prints and dirt from door frames, kick and push plates, handles and railings.

20.                                 Wet wipe all horizontal surfaces to 70” including moldings, shelves, etc.

21.                                 Polish all fine wood furniture including desks, chairs and cabinets.

22.                                 Spray buff all vinyl tiles floors as necessary.

23.                                 Machine buff other hard surfaces, floors to include ceramic, quarry and marble title as necessary.

24.                                 Wipe clean all plant containers in common areas.

25.                                 Stiff brush upholstered furniture to remove lint and dirt.

Monthly / Quarterly Cleaning Services

26.                                 Thoroughly wipe clean all ceiling vents and exhaust fans and area immediately adjacent:  monthly to quarterly, as needed.

27.                                 Strip and refinish all tile floors including restroom floors on a quarterly basis.

28.                                 Wipe clean and remove all fingerprints from full height doors on a monthly basis.

29.                                 Vacuum all upholstered furniture on a quarterly basis.

30.                                 Thoroughly clean all Venetian blinds, pipes, ventilating and air conditioning louvers, ducts and high molding: monthly to quarterly, as needed.

31.                                 Wipe clean as needed all vinyl base. Vacuum as needed all carpet cove base: monthly to quarterly, as needed.

32.                                 Spot clean all vertical surfaces on a monthly basis.

33.                                 Spray buff all vinyl floors (both tenant and common areas) monthly.

34.                                 Clean exterior windows on a quarterly basis.

Semi-Annual Cleaning Services

35.                                 Wash all common area walls including wall covering, paint, marble and vinyl base.

36.                                 Clean interior windows.

EXHIBIT G TO LEASE

BUILDING FACADE SIGN

[graphic omitted]

EXHIBIT C

SUBTENANT IMPROVEMENT LETTER AGREEMENT

The following provisions shall apply to the design and construction of the Subtenant Improvements with the same force and effect as if all of the provisions of this Exhibit ”C” were set forth at length in the body of the Sublease.

1.                                       Plans and Specifications. Within twenty (20) Business Days prior to the planned commencement of construction of the Unimproved Space, Subtenant shall prepare and submit to Sublandlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed and for Master Landlord’s approval, construction drawings, plans and specifications for all improvements to the Unimproved Space to be constructed by Subtenant, including but not limited to any proposed demolition or modification of the existing improvements in the Unimproved Space. If Sublandlord fails to respond to Subtenant’s request for approval of such construction drawings, plans and specifications within fifteen (15) days of receipt and such delay is not attributable to any delay by Master Landlord in granting its own approval, Sublandlord shall be deemed to have approved such construction drawings, plans and specifications. Such construction drawings, plans and specifications, once approved by Sublandlord and Master Landlord, are referred to herein and throughout this Sublease as the “Plans and Specifications”. The Plans and Specifications shall be prepared and submitted in accordance with the requirements of Exhibit C-I and Exhibit C-2 of the Master Lease.  Without limiting the generality of the foregoing, the Plans and Specifications shall show the following details: partition layout (dimensioned), door location and door schedule, reflected ceiling plans, electrical outlets with locations dimensioned, occupancy requirements by room or space, drawings, sections, details and specifications for special equipment and fixtures, dimensioned locations of all floor loads beyond 60 lbs. per square foot (including partition load), carpentry and millwork, color schedule of all finish items, floor coverings, wall coverings, other special finishes, requirements for special air conditioning, plumbing and electrical needs, and specifications of all specialty systems or equipment to be installed in the Subleased Premises. Subtenant shall not make any material modification to the Plans and Specifications without first submitting the proposed modification to Sub landlord and Master Landlord and obtaining Sublandlord’s written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed, and obtaining Master Landlord’s written consent thereto.

2.                                       Construction.

(a)                                  The Subtenant Improvements shall be constructed in a good and workmanlike manner, in compliance with all Governmental Requirements, by contractors approved in writing in advance by Sublandlord (which approval shall not be unreasonably withheld, conditioned or delayed) and Master Landlord (collectively, the “Subtenant Improvement Contractor”). Without limiting the scope of Sub landlord’s and Master Landlord’s approval rights, the Subtenant Improvement Contractor must be a party to and bound by a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO and covenant to employ with respect to the construction of the Subtenant Improvements only subcontractors similarly bound by such a collective bargaining agreement and employing only members of such labor organizations to perform work within their respective jurisdictions.

(b)                                 Sublandlord’s and Master Landlord’s construction managers, if any, shall be given access to the Subleased Premises at all times during the performance of the Subtenant Improvements for purposes of inspecting the same. Sub landlord and Master Landlord shall have the right to reject any portion of the Subtenant Improvements which either Sub landlord or Master Landlord determines to deviate materially from the Plans and Specifications or to be in violation of any Governmental Requirements, provided, Sub landlord agrees not to be unreasonable in making such determination. Upon substantial completion of the Subleased Premises, the Subtenant Improvements shall be reviewed for quality control (punchlisted) by Sublandlord’s and Master Landlord’s construction managers, if any. Any and all portions of the Subtenant Improvements not in conformance with the Plans and Specifications shall be corrected by Subtenant, at Subtenant’s expense, within thirty (30) days after notification of such defects by Sublandlord or Master Landlord. Sub landlord’s review of the Plans and Specifications or inspection of the Subtenant Improvements is for Sublandlord’s separate purposes; Sub landlord’s approval or inspection of any Subtenant Improvements shall not be construed as a recommendation, representation or warranty of any kind, including but not limited to compliance with Governmental Requirements or fitness for a particular purpose, or otherwise limit Subtenant’s obligations under this Sublease.

(c)                                  Prior to the commencement of the Subtenant Improvements, Subtenant or the Subtenant Improvement Contractor shall provide to Sublandlord and Master Landlord copies of all required building permits for construction of the Subtenant Improvements and insurance certificates with coverages and limits as specified by Sublandlord, naming Sub landlord and Master Landlord as additional insureds. The Subtenant Improvement Contractor shall also execute a waiver of mechanics liens in form and substance satisfactory to Sublandlord, which waiver must be filed with the Chester County Prothonotary prior to commencement of such Subtenant Improvements at Subtenant’s expense.

(d)                                 Subtenant shall be solely responsible for (i) transportation, safekeeping and storage of material and equipment used in the performance of the work by the Subtenant Improvement Contractor, (ii) the cost of removal of debris and waste resulting therefrom, (iii) defective design and work caused by the Subtenant Improvement Contractor and (iv) any damage caused by the Subtenant Improvement Contractor; provided however, that Subtenant shall be entitled to draw upon the Subtenant Improvement Allowance for payment of costs associated with subsections (i) and (ii) of this subsection (d). Subtenant shall also indemnify and hold harmless Sub landlord, Master Landlord and Master Landlord’s Manager from any and all claims arising out of, in any manner, the operation of the Subtenant Improvement Contractor.

3.                                       Subtenant Improvement Costs.

(a) The cost of any improvement, modification, construction, design, management, inspection, review or any other cost or expense incurred toward the preparation of the Subtenant Improvements for Subtenant’s desired and Permitted Use, including but not limited to the cost of architectural and engineering services, permits and approvals and the sums payable to the Subtenant Improvement Contractor, are collectively referred to herein as the “Subtenant Improvement Costs”. The Subtenant Improvement Costs shall also include a construction management fee in an amount equivalent to any fee charged to Sublandlord by Master Landlord in connection with the construction of the Subtenant Improvements. Subtenant shall be responsible for payment of the Subtenant Improvement Costs as and when due, subject to reimbursement by Sub landlord in an amount not to exceed the Subtenant Improvement Allowance pursuant to Section 4 below.

(b) Prior to commencement of the Subtenant Improvements, Subtenant shall deliver to Sublandlord a certificate executed by Subtenant attaching a budget (the “Budget”) for the Subtenant Improvements, which shall constitute Subtenant’s good faith estimate of all Subtenant Improvement Costs for the Subleased Premises. Subtenant shall be permitted from time to time to adjust the Budget if Subtenant’s good faith estimate has changed.

4.                                       Subtenant Improvement Allowance.

(a)                                  Subtenant shall be entitled to an improvement allowance, to be applied to construction costs associated with the Plans and Specifications, of $30.00 for each rentable square foot of the Unimproved Space, for a total allowance of $362,970.00 (the “Subtenant Improvement Allowance”). Subtenant shall be responsible for all costs associated with constructing the Subtenant Improvements in excess of the Subtenant Improvement Allowance, including the costs of any Subtenant Change Orders or NonStandard Work.

(b)                                 Sublandlord shall reimburse Subtenant for any Subtenant Improvement Costs for the Subleased Premises up to a maximum of the Subtenant Improvement Allowance. Sub landlord shall pay the Subtenant Improvement Allowance within 30 days of receiving the following:

(i)                                     final releases of lien signed by the Subtenant Improvement Contractor and all subcontractors who provided any labor or materials with respect to the Subtenant Improvements (which releases may be contingent upon the receipt of sums reflected in the final payment application and/or which may exclude reasonable holdbacks for punchlist items);

(ii)                                  a certificate executed by Subtenant confirming the amount of Subtenant Improvement Costs incurred by Subtenant and that all Subtenant Improvement Costs have been paid by Subtenant except for reasonable holdbacks related to punchlist items as specified in such certificate;

(iii)                               a set of the Plans and Specifications marked to show as built conditions, which shall be in a reproducible electronic media format; and

(iv)                              Sublandlord’s receipt of the Sublandlord’s improvement allowance from Master Landlord in accordance with the terms of the Master Lease.

(c)                                  Sub landlord’s obligation to reimburse Subtenant in accordance with subparagraph (b) above shall be conditioned upon the following:

(i)                                     No Event of Default shall have occurred and be continuing hereunder at the time any such payment is requested; and

(ii)                                  Construction of the Subtenant Improvements shall have been substantially completed.

In the event that the cost of the Subtenant Improvements is less than the Subtenant Improvement Allowance, Subtenant shall receive a credit in the amount of up to fifty percent (50%) such savings, if and to the extent Sub landlord receives such credit from Master Landlord, to be applied against the installments of Base Rent first falling due following Sub landlord’s receipt of such credit from Master Landlord.

CONSENT TO SUBLEASE

(MEPT Form Consent)

This Consent to Sublease of Real Estate Lease (the “Consent’’) is made this              day of                                 , 2004, by and among Riggs & Company, a division of Riggs Bank N.A., as trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, having its principal office at 808-17th Street N.W., Washington, D.C. 20006 (“Landlord’’), Systems & Computer Technology Corporation, a Delaware corporation, (“Tenant”), and Cephalon, Inc., a Delaware corporation (“Subtenant’’).

BACKGROUND

Tenant is leasing that certain real property (the “Premises’’) from Landlord pursuant to the terms of that certain lease dated October 19, 1998 (which lease as heretofore or hereafter amended is hereinafter, called the “Lease’’). The Premises are more specifically described on Exhibit A attached hereto.

Tenant desires and has agreed to sublease all of the Premises to Subtenant on the terms and conditions set forth in that certain Sublease attached hereto as Exhibit ”B” (the “Sublease’’), and Subtenant desires and has agreed to sublease that portion and to abide by the duties, obligations and conditions set forth in the Lease from and after March 1, 2004 (the “Effective Date’’) for a period of three years (the “Sublease Term’’), unless further extended in accordance with the provisions of the Sublease. Pursuant to the terms of the Lease, Tenant now seeks Landlord’s consent to such sublease.

NOW THEREFORE:

1.                                       Subject to the satisfaction of the terms and conditions precedent set forth in this Consent, Landlord hereby consents to the requested sublease of the Lease by Tenant to Subtenant, effective as of the Effective Date.

2.                                       By Landlord’s execution hereof, Landlord acknowledges receipt of the following: (a) the fully executed, written Sublease in the form attached hereto as Exhibit ”B” by which Tenant and Subtenant agreed to the subleasing of the Premises set forth in Exhibit ”A” to Subtenant under the terms and conditions of the Lease; (b) such financial information as Landlord has deemed appropriate or necessary concerning the Subtenant, including relevant financial information filed by Subtenant with the Securities Exchange Commission; (c) proof satisfactory to the Landlord that the Subtenant will occupy and use the Premises in compliance with the terms of the Sublease and Lease; (d) the sum of Five Hundred Dollars ($500) as Landlord’s fee for processing the Sublease to Subtenant, including reasonable attorney’s fees incurred by landlord with respect to such processing.

3.                                       Nothing contained in this Consent shall:

(a) be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the lease, (ii) any of the obligations of the Tenant under the lease, or (iii) any rights or remedies of Landlord under the lease or to enlarge or increase Landlord’s obligations or the rights of the Tenant under the lease.

(b) be construed to waive any present or future breach or default on the part of Tenant or Subtenant under the lease. In case of any conflict between the provisions of this Consent and the provisions of the Sublease the provisions of this Consent shall prevail unaffected by the Sublease.

4.                                       Tenant acknowledges that neither this Consent nor the Sublease shall release or discharge the Tenant from any liability under the lease and Tenant shall remain liable and responsible for the full performance and observance of all the provisions, covenants and conditions set forth in the lease on the part of the Tenant to be performed and observed. Any breach or violation of any provision of the lease by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision.

5.                                       Nothing contained in the Assignment shall modify, waive or affect the terms of the Lease; the lease is in full force and effect and as of the date of this Consent has not been amended or modified, and the Landlord is not in default under the lease.

6.                                       This Consent is not assignable.

7.                                       This Consent shall not be construed as consent by Landlord to any further subleasing or assignments by Tenant or Subtenant without the prior written consent of the landlord in each instance.

8.                                       This Consent shall be binding upon and inure to the benefit of the parties to the Lease, their successors and assigns.

March 3, 2004

Mr. Patrick O. Mayberry

Riggs Bank N.A., as trustee of the

Multi-Employer Property Trust

808 17th Street, NW

Washington, DC  20006

Dear Mr. Mayberry:

In connection with the execution of a certain sublease (the “Sublease”) by and between Cephalon, Inc. (“Subtenant”) and Systems & Computer Technology Corporation, a Delaware corporation (“Sublandlord”) respecting certain premises consisting of approximately 73,904 rentable square feet of space (the “Premises”) in the building known as the Westbrook Corporate Center (the “Building”), the parties wish to clarify their further understandings with respect to Section 1.27 of that certain lease (the “Master Lease”) by and between Sublandlord and Riggs & Company, a division of Riggs Bank, N.A. as Trustee of the Multi-Employer Property Trust (“Master Landlord”).  Unless otherwise defined in this Letter Agreement, all defined terms used herein shall have the meaning set forth in the Sublease or the Master Lease.

Section 1.27 of the Master Lease defines the “Permitted Use” as “General office uses consistent with Governmental Requirements and first-class buildings of the same or similar use as the Building located in the western suburbs of Philadelphia.”

Master Landlord hereby agrees that the Permitted Use, as defined in Section 1.27 of the Master Lease, permits Sublandlord and Subtenant to use the Premises for general and executive office uses and any other uses incidental thereto, including, but not limited to, a pantry for the exclusive use of Subtenant’s employees (which pantry may contain a microwave, refrigerator, and table and chairs), a cafeteria for the exclusive use of Subtenant’s employees, and a training facility for the exclusive use of Subtenant’s employees.  Master Landlord acknowledges that a cafeteria is currently constructed in the Building adjacent to the Premises and hereby agrees that, subject to Master Landlord’s approval rights under the Master Lease, Subtenant may construct a similar cafeteria in the Premises.

Kindly indicate your agreement to the terms of this letter by signing on the following page where indicated and returning a photocopy to me.

Very truly yours,

CEPHALON, INC.

/s/ J. Kevin Buchi
Name: J. Kevin Buchi
Title: Sr. V.P. and CFO

[SIGNATURE PAGE FOLLOWS]

Accepted and Agreed to this 30th  day of March, 2004

Systems & Computer Technology Corporation

By:	/s/ Calvin J. Bampton
Name:	Calvin J. Bampton
Title:	Director, Facilities & Purchasing

c:	Michael E. Roynan, Esquire
J.J. Broderick, Esquire

March 26, 2004

Systems & Computer Technology Corporation

Four Country View Road

Malvern, PA 19355

Attention: Facilities Department

Dear Sir or Madam:

In connection with the execution of a certain sublease (the “Sublease”) by and between Cephalon, Inc. (“Subtenant”) and Systems & Computer Technology Corporation, a Delaware corporation (“Sublandlord”) respecting certain premises consisting of approximately 73,904 rentable square feet of space (the “Premises”) in the building known as the Westbrook Corporate Center (the “Building”), the parties wish to clarify their further understandings with respect to that certain lease (the “Original Lease”) by and between Sublandlord and Riggs & Company, a division of Riggs Bank, N.A. as Trustee of the Multi-Employer Property Trust (“Master Landlord”) dated October 19, 1998, as amended by that certain First Amendment to Lease dated June 3, 1999 (the “First Amendment” and together with the Original Lease, the “Master Lease”). Unless otherwise defined in this Letter Agreement, all defined terms used herein shall have the meaning set forth in the Sublease or the Master Lease.

The First Amendment grants Sub landlord, as tenant, a license to install and operate a Reception Desk in the east lobby of the Building. Paragraph 1 (a) of the First Amendment provides that the location of the Reception Desk is subject to Master Landlord’s approval and further provides that Master Landlord reserves the right to require the relocation of the reception desk to another area of the lobby from time to time, at Sub landlord’s expense.

Sublandlord agrees that, once Sublandlord has approved the location of the Reception Desk, Sublandlord will not, at any time thereafter, require the Subtenant to relocate the Reception Desk and will not revoke the Subtenant’s license to install and operate the Reception Desk. Sublandlord further agrees that the relocation right granted in Paragraph 1(a) of the First Amendment and the right to revoke the license to install and operate the Reception Desk shall be reserved exclusively to Master Landlord and such rights shall be enforced against Subtenant only to the extent Master Landlord requires relocation of the Reception Desk or revokes the license to install and operate the Reception Desk.

Kindly indicate your agreement to the terms of this letter by signing on the following page where indicated and returning a photocopy to me.

Very truly yours,

/s/ J. Kevin Buchi
Name: J. Kevin Buchi
Title: Sr. V.P. and CFO

[SIGNATURE PAGE FOLLOWS]

Accepted and Agreed to this        day of                     , 2004

MULTI-EMPLOYER PROPERTY TRUST,

a trust organized under 12 C.F.R. Section 9.18

By:	Kennedy Associates Real Estate Counsel, Inc., Authorized Signatory

By:
Name:
Its:

Acknowledged and Agreed to this 3rd day of March ,2004

SunGard SCT Inc., formerly known as Systems & Computer Technology Corporation

By:	/s/ Calvin J. Bampton
Name:	Calvin J. Bampton

c:	Director of Asset Management, The Multi-Employer Property Trust, c/o Kennedy Associates Real Estate Counsel, Inc.
Vice President, Asset Management, The Multi-Employer Property Trust, c/o Kennedy Associates Real Estate Counsel, Inc.
Manager, The Multi-Employer Property Trust, Trammell Crow Company
Facilities Department, SunGard SCT Inc., formerly known as Systems & Computer Technology Corporation
Michael E. Roynan, Esquire